Exhibit 10.10

TAX RECEIVABLE AGREEMENT

by and between

TEX Energy LLC

and

American Stock Transfer & Trust Company, LLC, as Transfer Agent

dated as of October 3, 2016

i

Exhibit A	–	Form of Global Security

Exhibit B	–	Certificate to be delivered upon exchange or registration of transfer of TRA Rights

Exhibit C	–	Form of Transferee Letter of Representation

Exhibit D	–	Certificate to be delivered upon exchange or registration of transfer of TRA Rights during the Initial Holder Restricted Period

Exhibit E	–	Form of Accountant Attestation

Exhibit F	–	Form of Deferral Attestation

TAX RECEIVABLE AGREEMENT

This TAX RECEIVABLE AGREEMENT (this “Agreement”), dated as of October 3, 2016 (the “TCEH Effective Date”), is hereby entered into by and between TEX Energy LLC, a Delaware limited liability company (the “Company”), and American Stock Transfer & Trust Company, LLC, a New York limited liability trust company, as transfer agent (the “Transfer Agent”).

RECITALS

WHEREAS, on April 29, 2014, Energy Future Holdings Corp. (“EFH”) and certain entities in which it held an equity interest (collectively, the “Debtors”) commenced chapter 11 cases in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) by filing voluntary petitions for relief under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101–1532 (the “Bankruptcy Code”), which chapter 11 cases are being jointly administered and are captioned In re Energy Future Holdings Corp., et al., Case No. 14-10979 (CSS);

WHEREAS, pursuant to the Third Amended Joint Plan of Reorganization of Energy Future Holdings Corp., et al., Pursuant to Chapter 11 of the Bankruptcy Code D.I. [9374] (the “Plan”), at the request of certain former first lien secured creditors of TCEH (as defined below) (the “TCEH Supporting First Lien Creditors”), the Company would enter into a tax receivable agreement or similar arrangement, the form of which is set forth in the Plan Supplement (as defined below);

WHEREAS, pursuant to the Order Confirming the Third Amended Joint Plan of Reorganization of Energy Future Holdings Corp., et al., Pursuant to Chapter 11 of the Bankruptcy Code [D.I. 9421] (the “Confirmation Order”), the Bankruptcy Court confirmed the Plan and approved the Plan Supplement;

WHEREAS, the TCEH Supporting First Lien Creditors have requested that the Company enter into this Agreement;

WHEREAS, pursuant to the Plan, before the TCEH Effective Date, Texas Competitive Electric Holdings Company LLC, a Delaware limited liability company and a Debtor (“TCEH”) formed (i) the Company, (ii) TEX Asset Company LLC, a Delaware limited liability company (“AssetCo”) and (iii) TEX Preferred LLC, a Delaware limited liability company (the “Preferred Stock Entity”);

WHEREAS, pursuant to the Plan, on the TCEH Effective Date, the Preferred Stock Entity will convert from a Delaware limited liability company into a Delaware corporation (the “Preferred Stock Entity Conversion”);

WHEREAS, pursuant to the Plan, on the TCEH Effective Date, immediately after the Preferred Stock Entity Conversion: (i) AssetCo will contribute certain assets to the Preferred Stock Entity in exchange for all of the Preferred Stock Entity’s common stock and preferred stock; (ii) immediately thereafter, and pursuant to that certain Preferred Stock Purchase Agreement (the “Preferred Stock Purchase Agreement”), dated September 26, 2016, by and between AssetCo and the investors listed therein (collectively, the “Investors”), AssetCo will sell all of the Preferred Stock Entity’s preferred stock to the Investors; and (iii) AssetCo will distribute the cash proceeds of such sale to its direct and indirect parent entities and ultimately to TCEH to fund recoveries under the Plan (together, the “Preferred Stock Sale”);

WHEREAS, this Agreement shall become effective on the TCEH Effective Date immediately following the Preferred Stock Sale (the “Effective Time”) and, immediately thereafter, the Company will issue the beneficial interests in the rights to receive payments under (and otherwise share in the benefits of) this Agreement (the “TRA Rights”) to TCEH to be held in escrow for the benefit of the first lien secured creditors of TCEH entitled to receipt of the TRA Rights under the Plan (the “TRA Rights Issuance”);

WHEREAS, TCEH shall enter into an escrow agreement (the “Initial Distribution Escrow Agreement”) with the Transfer Agent to place the TRA Rights into an escrow account to be held until the date of distribution of the TRA Rights to the first lien secured creditors of TCEH entitled to receipt of the TRA Rights under the Plan;

WHEREAS, TCEH shall enter into an escrow agreement (the “Allocation Dispute Reserve Escrow Agreement” and, together with the Initial Distribution Escrow Agreement, the “Escrow Agreements”) with Citibank, N.A., as escrow agent, to place TRA Rights into an escrow account to serve as a reserve on account of the TCEH First Lien Creditor Plan Distribution Allocation Dispute;

WHEREAS, pursuant to the Plan, immediately following the TRA Rights Issuance, the Company will convert from a Delaware limited liability company into a Delaware corporation (the “Conversion”);

WHEREAS, pursuant to the Plan, the Plan Supplement and the Confirmation Order, following the Conversion, TCEH will distribute the TRA Rights to certain first lien secured creditors of TCEH entitled to the TRA Rights in accordance with the Plan;

WHEREAS, for U.S. federal income tax purposes, the contribution described in clause (i) of the definition of the Preferred Stock Sale is intended to be treated as a taxable sale of the assets of the Preferred Stock Entity pursuant to Section 1001 of the Code (as defined below);

WHEREAS, following the TCEH Effective Date, the income, gain, loss, deduction and other tax items of the Company may be affected by the Basis Adjustment and the Additional Deductions (each as defined below);

WHEREAS, the Company desires to make certain payments to the Holders (as defined below) in respect of the cumulative tax benefits of the Basis Adjustments and the Additional Deductions in accordance with this Agreement; and

WHEREAS, the Plan provides that the TRA Rights shall be issued by the Company pursuant to an exemption from registration under the Securities Act.

NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. As used in this Agreement, the terms set forth in this Article I shall have the following meanings.

“Accountant” means Deloitte & Touche LLP or any other certified public accounting firm of nationally recognized standing selected by the Company (which, for the avoidance of doubt, may be the auditors of the Company’s financial statements).

“Accountant Attestation” means a signed attestation from the Accountant stating that the Accountant, in accordance with the attestation standards of the American Institute of Certified Public Accountants, has examined the Company’s assertion (included within the Management Report) that the calculation of the applicable TRA Payment has been properly computed in accordance with this Agreement, which shall be substantially in the form of Exhibit E.

“Acting Holders” means Holders with an aggregate Ownership Percentage of twenty-five percent (25%) or more.

“Additional Deductions” means (i) any deductible interest paid or imputed under Sections 483, 1272 or 1274 or other provision of the Code and any similar provision of U.S. state or local tax law with respect to the Company’s payment obligations under this Agreement and (ii) any other Tax deductions available to the Company attributable to payments under this Agreement; provided, that absent an intervening change of applicable Tax law or a Determination, the Company will not treat TRA Payments, other than payments attributable to imputed interest expense, as resulting in Additional Deductions.

“Additional Interest Amount” has the meaning set forth in Section 2.2(d).

“Additional Tax Payment” has the meaning set forth in Section 2.2(d).

“Additional Tax Payment Interest Period I” means, with respect to an Additional Tax Payment for a Subject Taxable Year, the period from the Company Tax Return Due Date Without Extensions with respect to such Subject Taxable Year until the Payment Accrual Date for the Annual Tax Payment for such Subject Taxable Year.

“Additional Tax Payment Interest Period II” means, with respect to an Additional Tax Payment for a Subject Taxable Year, the period from the Payment Accrual Date for the Annual Tax Payment for such Subject Taxable Year until the Payment Accrual Date for such Additional Tax Payment (without taking into account any deferral under Section 4.2(b)).

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such first Person.

“Agreed Rate” means LIBOR, reset at the beginning of each calendar quarter, plus three percent (3%) per annum.

“Agreement” has the meaning set forth in the Preamble.

“AI” means an “accredited investor” as defined in Rule 501(a) under the Securities Act, which is not also a QIB or an IAI.

“Allocation Dispute Reserve Escrow Agreement” has the meaning set forth in the Recitals.

“Announcement Date” means the date on which notice of a TRA Payment is provided to the Holders pursuant to Section 2.1(a), Section 2.2(a), or Section 2.3(a).

“Annual Interest Amount” has the meaning set forth in Section 2.1(d).

“Annual Tax Payment” has the meaning set forth in Section 2.1(d).

“Annual Tax Payment Interest Period” means, with respect to an Annual Tax Payment for a Subject Taxable Year, the period from the Company Tax Return Due Date Without Extensions with respect to such Subject Taxable Year until the Payment Accrual Date for such Annual Tax Payment.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Security, the rules and procedures of the Depositary that apply to such transfer or exchange.

“Bankruptcy Code” has the meaning set forth in the Recitals.

“Bankruptcy Court” has the meaning set forth in the Recitals.

“Basis Adjustment” means (i) the excess, if any, of (x) the Tax basis of any Reference Asset immediately after and as a result of the Preferred Stock Sale over (y) the basis of such asset immediately prior to the Preferred Stock Sale and (ii) the entire Tax basis of the assets acquired as a result of the La Frontera Agreement as of immediately after consummation of such acquisition.

“Board” means (i) the board of directors of the Company, (ii) any duly authorized committee of such board, (iii) any committee of officers of the Company, or (iv) any officer of the Company acting, in the case of clause (iii) above or this clause (iv), pursuant to authority granted by the board of directors of the Company or any committee of such board.

“Board Resolution” means a copy of a resolution (i) certified by the secretary or an assistant secretary of the Company to have been duly adopted by the Board and to be in full force and effect on the date of such certification and (ii) delivered to the Transfer Agent.

“Business Day” means any day ending at 11:59 p.m. (Eastern Time) other than a Saturday or Sunday or a day on which banks are required or authorized to close in New York, New York.

“Capital Stock” means:

(a) in the case of a corporation, corporate stock or shares;

(b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

A “Change of Control” means and shall be deemed to have occurred (a) if any person, entity or “group” (within the meaning of Section 13(d) of the Exchange Act, but excluding any employee benefit plan of such person, entity or “group” and its subsidiaries and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than any holding company parent of the Company whose only significant asset is (directly or indirectly) Capital Stock of the Company, shall at any time have acquired direct or indirect beneficial ownership (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of voting power of the outstanding Capital Stock of the Company having more than a majority of the ordinary voting power for the election of directors of the Company or (b) upon the consummation of any merger, consolidation or other similar transaction involving the Company (or a parent company of the Company) where, immediately after giving effect to such transaction, the beneficial owners of the Capital Stock of the Company having ordinary voting power for the election of directors of the Company immediately prior to such transaction beneficially own less than a majority of the voting power of the outstanding shares of Capital Stock having ordinary voting power for the election of directors of the Person that is the survivor (or the equivalent) of the transaction. For purposes of this definition, a Person shall not be deemed to have beneficial ownership of securities subject to a stock purchase agreement, merger agreement or similar agreement until the consummation of the transactions contemplated by such agreement.

“Code” means the Internal Revenue Code of 1986.

“Company” has the meaning set forth in the Preamble.

“Company Request” or “Company Order” means a written request or order signed, in the name of the Company, by an Officer of the Company and delivered to the Transfer Agent.

“Company Tax Return” means the U.S. federal, state or local Tax Return, as applicable, of the Company filed with respect to Taxes of any Taxable Year.

“Company Tax Return Due Date With Extensions” means the due date (taking into account all automatic extensions) of the Company’s U.S. federal income Tax Return.

“Company Tax Return Due Date Without Extensions” means the due date (without taking into account any extensions) of the Company’s U.S. federal income Tax Return.

“Confirmation Order” has the meaning set forth in the Recitals.

“Control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Conversion” has the meaning set forth in the Recitals.

“Covered Commodity” means any energy, electricity, generation capacity, power, heat rate, congestion, natural gas, nuclear fuel (including enrichment and conversion), diesel fuel, fuel oil, other petroleum-based liquids, coal, lignite, weather, emissions and other environmental credits, waste by-products, renewable energy credit, or any other energy related commodity or service (including ancillary services and related risks (such as location basis)).

“Cumulative Realized Tax Benefit” means, for a Taxable Year, the cumulative amount of Realized Tax Benefits for all Taxable Years of the Company, up to and including such Taxable Year, net of the cumulative amount of Realized Tax Detriments for the same period. The Realized Tax Benefit and Realized Tax Detriment for each Taxable Year shall be determined based on the most recent Management Report in accordance with this Agreement (taking into account any Additional Tax Payments).

“Debtors” has the meaning set forth in the Recitals.

“Default Rate” means LIBOR, reset at the beginning of each calendar quarter, plus five percent (5%) per annum.

“Deferral Attestation” means a signed attestation from an Officer of the Company, and delivered to the Transfer Agent stating (a) that the Company is not permitted, pursuant to the terms of its outstanding Indebtedness, to make all or a specified portion of a TRA Payment and/or (b) (i) the Company does not have the cash on hand to make all or a specified portion of a TRA Payment, and (ii) the Company is not able to obtain cash from its Subsidiaries to fund such TRA Payment because (A) the applicable Subsidiary is not permitted, pursuant to the terms of its outstanding Indebtedness, to pay dividends, make loans or otherwise make payments to the Company to allow it to make such TRA Payment, (B) the applicable Subsidiary is not permitted, pursuant to applicable law, to pay dividends, make loans or otherwise make payments to the Company to allow it to make such TRA Payment or (C) the applicable Subsidiary does not have the cash on hand to make the payment described in clause (A) or the dividend described in clause (B) above and is not permitted to borrow cash to fund such payment under the terms of its outstanding Indebtedness, which shall be substantially in the form of Exhibit F.

“Depositary” has the meaning set forth in Section 6.2.

“Determination” has the meaning ascribed to such term in Section 1313(a) of the Code or similar provision of U.S. state or local tax law, as applicable, or any other event (including the execution of a Form 870-AD) that finally and conclusively establishes the amount of any liability for Tax.

“Determination Date” means the second (2nd) London Banking Day preceding the first day of each calendar quarter (or, in the case of the calendar quarter containing the TCEH Effective Date, the second (2nd) London Banking Day preceding the TCEH Effective Date).

“Direct Registration Securities” means TRA Rights, the ownership of which is recorded on the Direct Registration System. The terms “deliver,” “execute,” “issue,” “register,” “surrender,” “transfer” or “cancel,” when used with respect to Direct Registration Securities, shall refer to an entry or entries or an electronic transfer or transfers in the Direct Registration System.

“Direct Registration System” means the system for the uncertificated registration of ownership of securities established by the Security Registrar and utilized by the Security Registrar pursuant to which the Security Registrar may record the ownership of TRA Rights without the issuance of a certificate, which ownership shall be evidenced by periodic statements issued by the Security Registrar to the Holders entitled thereto.

“Discharge of Senior Indebtedness” means, subject to Section 9.10(e), (a) payment in full in cash of the principal of and interest, fees, expenses (including interest, fees, and expenses accruing on or after the commencement of any bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company at the rate provided for in the applicable documents governing all Senior Indebtedness, regardless of whether allowed or allowable in any such any bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company) and premium, if any, on all Senior Indebtedness (other than contingent indemnification obligations as to which no claim has been asserted) and (b) termination of all other commitments under such Senior Indebtedness; provided, that the Discharge of Senior Indebtedness shall not be deemed to have occurred if (i) at any time after the Discharge of Senior Indebtedness has occurred, the Company thereafter incurs any additional Senior Indebtedness, then such Discharge of Obligations shall automatically be deemed not to have occurred for all purposes of ARTICLE IX, and such additional Senior Indebtedness shall automatically be treated as Senior Indebtedness for all purposes of this Agreement and (ii) if any holder of Senior Indebtedness is required in any bankruptcy, reorganization, insolvency, receivership or similar proceeding or otherwise to turn over or otherwise pay to the estate of the Company or any other Person any amount because the payment of such amount was declared to be fraudulent or preferential in any respect or for any other reason (a “Recovery”), then the Senior Indebtedness shall be reinstated to the extent of such Recovery and the such holders of Senior Indebtedness shall be entitled to a reinstatement of Senior Indebtedness with respect to all such recovered amounts.

“Effective Time” has the meaning set forth in the Recitals.

“EFH” has the meaning set forth in the Recitals.

“Escrow Accounts” means the escrow accounts established by the Escrow Agreements.

“Escrow Agreements” has the meaning set forth in the Recitals.

“Exchange Act” means the Securities Exchange Act of 1934.

“Global Securities Legend” means the legend set forth under that caption in the applicable Exhibit to this Agreement.

“Global Securities” means global securities in registered form, substantially in the form set forth in Exhibit A.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

“Hedging Agreements” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement and (c) physical or financial commodity contracts or agreements, power purchase or sale agreements, fuel purchase or sale agreements, environmental credit purchase or sale agreements, power transmission agreements, ancillary service agreements, commodity transportation agreements, fuel storage agreements, weather derivatives, netting agreements, capacity agreements and commercial or trading agreements, each with respect to the purchase, sale or exchange of (or the option to purchase, sell or exchange), transmission, transportation, storage, distribution, processing, sale, lease or hedge of, any Covered Commodity, price or price indices for any such Covered Commodity or services or any other similar derivative agreements, and any other similar agreements.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under Hedging Agreements.

“Holder” means a Person in whose name a TRA Right is registered in the Security Register at the applicable time, in its capacity as a holder of such TRA Right.

“Hypothetical Tax Liability” means, with respect to any Taxable Year, the liability for Taxes of the Company and its Subsidiaries, calculated using the same methods, elections, conventions and similar practices used in calculating the actual liability for Taxes of the Company and its Subsidiaries on the relevant Company Tax Return, but (w) using the Unadjusted Tax Basis, (x) excluding any deduction attributable to Additional Deductions for the Taxable Year, (y) using the Section 382 Assumptions, and (z) without taking into account the carryover or carryback of any Tax item (or portions thereof) that is attributable to or (without duplication) available for use because of the prior use of any depreciation or amortization arising from the Basis Adjustment or any Additional Deductions.

“IAI” means an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act, which is not also a QIB.

“IAI Global Securities” has the meaning set forth in Section 6.2(d).

“Incur” means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness, Capital Stock or other obligation of a Person existing at the time such Person becomes a Subsidiary (whether by merger, amalgamation, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary.

“Indebtedness” means, with respect to any Person:

(a) the principal and premium (if any) of any indebtedness of such Person, whether or not contingent, (i) in respect of borrowed money, (ii) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof) or (iii) Hedging Obligations, if and to the extent that any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with generally accepted accounting principles in the United States;

(b) to the extent not otherwise included, any obligation of such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the Indebtedness of another Person described in clause (a) above (other than by endorsement of negotiable instruments for collection in the ordinary course of business); and

(c) to the extent not otherwise included, Indebtedness of another Person described in clause (a) above secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person); provided, however, that the amount of such Indebtedness will be the lesser of: (i) the Fair Market Value of such asset at such date of determination, and (ii) the amount of such Indebtedness of such other Person;

provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (1) contingent obligations Incurred in the ordinary course of business and not in respect of borrowed money; (2) deferred or prepaid revenues; (3) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller; (4) any liability for Taxes owed or owing by the Company; (5) obligations under or in respect of receivables facilities and securitization facilities; (6) any earn-out obligation until such obligation, within 60 days of becoming due and payable, has not been paid and such obligation is reflected as a liability on the balance sheet of such Person in accordance with GAAP; (7) customary obligations under employment agreements and deferred compensation; and (8) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities). For all purposes hereof, the Indebtedness of the Company and its Subsidiaries, shall exclude all intercompany Indebtedness having a term not exceeding 365 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Security through a Participant.

“Initial Distribution Escrow Agreement” has the meaning set forth in the Recitals.

“Initial Holder” means any Holder who receives TRA Rights pursuant to the Plan on or after the Issue Date (other than TCEH) and any Person deemed to be an Initial Holder pursuant to Section 6.2(e)(iii).

Initial Holder Restricted Period” means the period commencing on the Issue Date and ending on the earlier of (i) April 3, 2018 the 18th month anniversary of the Issue Date, (ii) the date that any or all TRA Rights are registered for resale under the Securities Act or (iii) the date that the board of directors of the Company (or any duly authorized committee thereof) determines (which shall be evidenced by a Board Resolution delivered to the Transfer Agent).

“Initial Holder Restricted Period Legend” means the legend set forth in Section 6.4(f).

“Investors” has the meaning set forth in the Recitals.

“Issue Date” means the date the TRA Rights were initially issued to one or more Holders.

“La Frontera Agreement” means that certain Purchase and Sale Agreement, dated as of November 25, 2015, by and between La Frontera Ventures, LLC and Luminant Holding Company LLC.

“LIBOR” means, with respect to each calendar quarter, the rate (expressed as a percentage per annum) for deposits in U.S. dollars for a three-month period beginning on the second (2nd) London Banking Day after the applicable Determination Date that appears on Reuters Page LIBOR 01 as of 11:00 a.m., London time, on such Determination Date. If Reuters Page LIBOR 01 does not include such a rate or is unavailable on such Determination Date, the Company will request the principal London office of each of four major banks in the London interbank market, as selected by the Company, to provide such bank’s offered quotation (expressed as a percentage per annum), as of approximately 11:00 a.m., London time, on such

Determination Date, to prime banks in the London interbank market for deposits in a Representative Amount in U.S. dollars for a three-month period beginning on the second (2nd) London Banking Day after such Determination Date. If at least two such offered quotations are so provided, the rate for the three-month period will be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, the Company will request each of three major banks in New York City, as selected by the Company, to provide such bank’s rate (expressed as a percentage per annum), as of approximately 11:00 a.m., New York City time, on such Determination Date, for loans in a Representative Amount in U.S. dollars to leading European banks for a three-month period beginning on the second (2nd) London Banking Day after such Determination Date. If at least two such rates are so provided, the rate for the three-month period will be the arithmetic mean of such rates. If fewer than two such rates are so provided, then the rate for the three-month period will be the rate in effect with respect to the immediately preceding calendar quarter. All percentages resulting from any calculation of LIBOR shall be rounded to the nearest thousandth of a percentage point (0.001%), with five ten-thousandths of a percentage point (0.0005%) rounded upward (e.g., 5.8765% would be rounded to 5.877%). If, for any calendar quarter, the Company is unable to determine LIBOR, then LIBOR for such calendar quarter shall be the rate as LIBOR for the prior calendar quarter.

“LIBOR Schedule” has the meaning set forth in Section 5.7.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the New York Uniform Commercial Code (or equivalent statutes) of any jurisdiction); provided, that in no event shall an operating lease or license to use intellectual property be deemed to constitute a Lien.

“London Banking Day” is any day on which dealings in U.S. dollars are transacted or, with respect to any future date, are expected to be transacted in the London interbank market.

“Majority of the Holders” means Holders with an aggregate Ownership Percentage of more than fifty percent (50%).

“Management Report” has the meaning set forth in Section 5.2(b).

“Master Agreement” has the meaning provided in the definition of the term “Hedging Agreement”.

“Material Breach” has the meaning set forth in Section 8.1(a).

“Maximum Rate” has the meaning set forth in Section 2.8.

“Net Tax Benefit” has the meaning set forth in Section 2.1(d).

“Officer” means, with respect to any Person, the chief executive officer, the president or any vice president, the chief financial officer, the controller or any assistant controller, the treasurer or any assistant treasurer, or the secretary or any assistant secretary of such Person.

“Officer’s Certificate” means a certificate signed by an Officer of the Company, in his or her capacity as such an Officer, and delivered to the Transfer Agent.

“Opinion of Counsel” means a written opinion of counsel with experience as to the subject matter of the opinion, who may be internal counsel for the Company.

“Outstanding” when used with respect to TRA Rights means, as of the date of determination, all TRA Rights theretofore authenticated, as applicable, and delivered under this Agreement, except: (i) TRA Rights theretofore cancelled by the Transfer Agent or delivered to the Transfer Agent for cancellation, (ii) TRA Rights in exchange for or in lieu of which other TRA Rights have been authenticated, as applicable, and delivered pursuant to this Agreement, other than any such TRA Rights in respect of which there shall have been presented to the Transfer Agent proof satisfactory to it that such TRA Rights are held by a bona fide purchaser in whose hands the TRA Rights are valid obligations of the Company, (iii) TRA Rights held by the Company as of such date or (iv) any TRA Rights held by the Company or any Subsidiary that were released to the Company pursuant to the Escrow Agreements that have not yet been cancelled in accordance with the second paragraph of Section 6.7; provided, however, that in determining whether the Holders of the requisite Outstanding TRA Rights have given any request, demand, direction, consent or waiver hereunder, TRA Rights owned by the Company or any Subsidiary of the Company as of such date, whether held as treasury securities or otherwise, shall be disregarded and deemed not to be Outstanding.

“Ownership Percentage” means, with respect to a Holder, the fraction, expressed as a percentage, (i) the numerator of which is the number of Outstanding TRA Rights owned by such Holder, and (ii) the denominator of which is the total number of Outstanding TRA Rights.

“Pari Passu Indebtedness” means, with respect to the Company, any Indebtedness of the Company which by its terms explicitly provides that it ranks pari passu in right of payment to the TRA Rights.

“Participant” means, with respect to the Depositary, a Person who has an account with the Depositary.

“Payment Accrual Date” means, with respect to any TRA Payment, the Payment Date for such TRA Payment determined without regard to the proviso in the definition of “Payment Date”.

“Payment Date” means, with respect to any TRA Payment, the fifth (5th) day following the Record Date for such TRA Payment; provided, that if such day is not a Business Day, “Payment Date” shall be the first (1st) Business Day following such day.

“Permitted Initial Holder Transferee” means, with respect to any Initial Holder, (i) an Affiliate of such Initial Holder or any investment fund, fund or account that is advised,

managed or controlled by such Initial Holder or its Affiliates, (ii) any successor entity to such Initial Holder, (iii) another Initial Holder, (iv) any third party lender (or an agent thereof) that is granted a security interest in such Initial Holder’s TRA Rights pursuant to any bona fide loan or other financing or that acquires such TRA Rights upon the foreclosure (or other satisfaction) of any such security interest, (v) the Company or any Subsidiary thereof, (vi) if such Initial Holder is an individual, any immediate family member of such Initial Holder or any trust, limited liability company, partnership or corporation for the direct or indirect benefit of such Initial Holder or the immediate family of such Initial Holder, (vii) if such Initial Holder is an individual, the estate of the Initial Holder, any beneficiary of such estate or a beneficiary of such Initial Holder pursuant to a trust, will or other testamentary document or applicable laws of descent, or (viii) any other Person approved in writing by the Company (which approval may be for a specific transaction or more generally).

“Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, governmental entity or other entity.

“Plan” has the meaning set forth in the Recitals.

“Plan Supplement” means the Plan Supplement for the Plan.

“Preferred Stock Entity” has the meaning set forth in the Recitals.

“Preferred Stock Entity Conversion” has the meaning set forth in the Recitals.

“Preferred Stock Sale” has the meaning set forth in the Recitals.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Realized Tax Benefit” means, for a Taxable Year, the excess (if any) of (i) the Hypothetical Tax Liability for such Taxable Year over (ii) the actual liability for Taxes of the Company and its Subsidiaries for such Taxable Year. If all or a portion of the actual liability for such Taxes for the Taxable Year arises as a result of an audit by a Taxing Authority of any Taxable Year, such liability shall not be included in determining the Realized Tax Benefit unless and until there has been a Determination.

“Realized Tax Detriment” means, for a Taxable Year, the excess (if any) of (i) the actual liability for Taxes of the Company and its Subsidiaries for such Taxable Year over (ii) the Hypothetical Tax Liability for such Taxable Year. If all or a portion of the actual liability for such Taxes for the Taxable Year arises as a result of an audit by a Taxing Authority of any Taxable Year, such liability shall not be included in determining the Realized Tax Detriment unless and until there has been a Determination.

“Record Date” means, with respect to any TRA Payment, the tenth (10th) day following the Announcement Date for such TRA Payment; provided, that if such day is not a Business Day, “Record Date” shall be the first (1st) Business Day following such day.

“Recovery” has the meaning set forth in the definition of “Discharge of Senior Indebtedness”.

“Reference Asset” means (i) an asset that is held by the Preferred Stock Entity at the Effective Time, (ii) without duplication, each asset that was directly or indirectly acquired by Luminant Holding Company LLC in connection with the La Frontera Agreement and (iii) any asset that is “substituted basis property” under Section 7701(a)(42) of the Code with respect to an asset described in (A) clause (i) above or (B) clause (ii) above.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Direct Registration Security” shall mean a Direct Registration Security issued in reliance upon the exemption from registration provided by Regulation S under the Securities Act.

“Regulation S Global Securities” has the meaning set forth in Section 6.2(d).

“Representative Amount” means a principal amount of not less than $1,000,000 for a single Transaction in the relevant market at the relevant time.

“Responsible Officer” means any Officer of the Transfer Agent to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

“Restricted Period,” with respect to any TRA Rights, means the period of 40 consecutive days beginning on and including the Issue Date.

“Restricted Securities Legend” means the legend set forth in Section 6.4(f).

“Reuters Page LIBOR 01” means the display page so designated on the Reuters service or equivalent information reporting service or any successor service (or such successor display page, other published source, information vendor or provider).

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Global Securities” has the meaning set forth in Section 6.2(d).

“SEC” means the Securities and Exchange Commission and any successor agency or governmental authority.

“Section 382 Assumptions” means that, with respect to the calculation of the Hypothetical Tax Liability, any depreciation or amortization deduction would be claimed without limitation to the extent of the Company’s “net unrealized built-in gain,” with such “net unrealized built-in gain” to be calculated without giving effect to the Preferred Stock Sale.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Register” has the meaning set forth in Section 6.1(e).

“Security Registrar” means the custodian of the Security Register, who registers TRA Rights and transfers of TRA Rights as provided in ARTICLE VI, who initially is the Transfer Agent.

“Senior Indebtedness” means, with respect to the Company, all Indebtedness of the Company, including interest thereon (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company at the rate specified in the documentation with respect thereto whether or not a claim for post-filing interest is allowed in such proceeding) and other amounts (including fees, expenses, reimbursement obligations under letters of credit, and indemnities) owing in respect thereof or otherwise secured pursuant to the terms of such other Senior Indebtedness, whether outstanding at the Effective Time or thereafter Incurred; provided, however, that Senior Indebtedness shall not include, as applicable:

(a) any obligation of the Company to any Subsidiary of the Company,

(b) any Pari Passu Indebtedness or Subordinated Indebtedness of the Company,

(c) any obligations with respect to any Capital Stock; or

(d) any Indebtedness Incurred in violation of this Agreement.

If any Senior Indebtedness is disallowed, avoided or subordinated pursuant to the provisions of Section 548 of the Bankruptcy Code or any applicable state fraudulent conveyance law, such Senior Indebtedness nevertheless will constitute Senior Indebtedness.

“Significant Subsidiary” means any Subsidiary of the Company that would be a “Significant Subsidiary” within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC (or any successor provision).

“Subject Taxable Year” has the meaning set forth in Section 2.1(a).

“Subordinated Indebtedness” means, with respect to the Company, any Indebtedness of the Company which by its terms explicitly provides that it is subordinate in right of payment to the TRA Rights.

“Subsidiary” means, with respect to any Person, as of any date of determination, any other Person as to which such Person, owns, directly or indirectly, or otherwise controls more than fifty percent (50%) of the voting power or other similar interests or the sole general partner interest or managing member or similar interest of such Person.

“Tax Return” means any return, declaration, report or similar statement filed or required to be filed with respect to Taxes (including any attached schedules), including any information return, claim for refund, amended return and declaration of estimated Tax.

“Taxable Year” means a taxable year as defined in Section 441(b) of the Code or comparable provision of U.S. state or local Tax law, as applicable, (and, therefore, for the avoidance of doubt, may include a period of less than twelve (12) months for which a Tax Return is made) ending after the TCEH Effective Date.

“Taxes” means any and all U.S. federal, state and local taxes, assessments or similar charges measured with respect to net income or profits (including the Texas Margin Tax) and any interest related to such Tax.

“Taxing Authority” means any domestic, federal, national, state, parish, county or municipal or other local government, any subdivision, agency, commission or authority thereof, or any quasi-governmental body exercising any taxing authority or any other authority exercising Tax regulatory authority.

“TCEH” has the meaning set forth in the Recitals.

“TCEH Effective Date” has the meaning set forth in the Preamble.

“TCEH Supporting First Lien Creditors” has the meaning set forth in the Recitals.

“Termination Date” means the Payment Date for the Termination Payment.

“Termination Payment” has the meaning set forth in Section 2.3(d).

“Termination Rate” means LIBOR, as in effect for the calendar quarter in which the Announcement Date (or, in the case of a distribution under Section 8.6(b), the applicable record date established by the Board of the Company) for the applicable Termination Payment occurs, plus one percent (1%) per annum.

“Texas Margin Tax” means the tax imposed by Section 171.001 of the Texas Tax Code.

“TRA Payment” means any Annual Tax Payment, Additional Tax Payment or Termination Payment.

“TRA Rights” has the meaning set forth in the Recitals.

“TRA Rights Issuance” has the meaning set forth in the Recitals.

“TRA Term Sheet” means the Reorganized TCEH Tax Receivable Agreement Summary of Material Terms and Conditions, which was filed as Exhibit S to the Plan Supplement.

“Transaction” means any transaction; provided, that if such transaction is part of a series of related transactions, “Transaction” refers to such related transactions as a whole.

“Transfer Agent” has the meaning set forth in the Preamble.

“Transfer Restricted Direct Registration Securities” means Direct Registration Securities that bear or are required to bear or are subject to the Restricted Securities Legend.

“Transfer Restricted Global Securities” means Global Securities that bear or are required to bear or are subject to the Restricted Securities Legend.

“Transfer Restricted Securities” means the Transfer Restricted Direct Registration Securities and Transfer Restricted Global Securities.

“Treasury TRA Rights” has the meaning set forth in Section 2.10.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended from time to time.

“Unadjusted Tax Basis” means at any time (a) with respect to any Reference Asset described in clauses (ii) or (iii)(B) of the definition thereof, zero, and (b) with respect to any other Reference Asset, the Tax basis that such asset would have had at such time if no Basis Adjustment had been made.

“Unrestricted Direct Registration Securities” means Direct Registration Securities that are not required to bear, or are not subject to, the Restricted Securities Legend.

“Unrestricted Global Securities” means Global Securities that are not required to bear, or are not subject to, the Restricted Securities Legend.

“Valuation Assumptions” means, as of the Termination Date, the assumptions that (i) in each Taxable Year ending on or after such Termination Date (or with respect to which an Annual Tax Payment has not been determined and (subject to Sections 2.8 and 4.2) paid), the Company will have an amount of taxable income sufficient to fully utilize the deduction attributable to the Basis Adjustments and Additional Deductions during such Taxable Year or future Taxable Years in which such deductions would become available, (ii) for purposes of determining the amount of Additional Deductions and the discounted value of Annual Tax Payments and the Additional Tax Payment (if assumed to occur pursuant clause (vi) below), (A) the Company will make (x) Annual Tax Payments on the thirtieth (30th) day after each applicable Company Tax Return Due Date With Extensions and (y) an Additional Tax Payment (if so assumed to occur pursuant to clause (vi) below) on the date that is ninety (90) days after the Termination Date and (B) the Agreed Rate and the Default Rate shall be determined by using the same value for LIBOR as is used in the determination of “Termination Rate”, (iii) the U.S. federal, state and local income tax rates that will be in effect for each such Taxable Year will be those specified for each such Taxable Year by the Code or other law as in effect on the Termination Date (but taking into account for the applicable Taxable Years adjustments to the tax rates that have been enacted as of the Termination Date with a delayed effective date) (or, with respect to any Taxable Year for which such U.S. federal, state and local income tax rates are not specified by the Code or other law as in effect on the Termination Date, such U.S. federal, state and local income tax rates that are in effect on the Termination Date with respect to the Taxable Year that includes the Termination Date, (iv) any loss carryovers generated by deductions arising from the Basis Adjustments or Additional Deductions that are available as of such Termination Date will be utilized by the Company in the Taxable Year in which the Termination Date occurs (and to the extent such loss carryovers are limited and not available under applicable law (such as Section 382 of the Code), such loss carryovers will be utilized in the first Taxable Year in which such limitation is no longer applicable), (v) any non-depreciable or non-amortizable Reference Asset will be disposed of on the later of (x) the fifteenth anniversary of the applicable Basis Adjustment or (y) the Termination Date, for an amount realized equal to such Reference Asset’s fair market value as of the Termination Date and (vi) any ongoing audits of the Company or its Subsidiaries by a Taxing Authority as of the Termination Date will result in a Determination on the Termination Date in which the positions of the Taxing Authority or the Company (as the case may be) are upheld in a way that maximizes the amount of the Termination Payment.

Section 1.2 Interpretive Provisions. Unless the express context of this Agreement otherwise requires:

(a) the words “hereof,” “herein,” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement;

(b) the terms defined in the singular have a comparable meaning when used in the plural, and vice versa;

(c) references herein to the Preamble, the Recitals or a specific Article, Section, Subsection, Exhibit, Schedule or Annex shall refer, respectively, to the Preamble, Recitals, Articles, Sections, Subsections, Exhibits, Schedules or Annexes of this Agreement;

(d) wherever the word “include,” “includes” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”;

(e) references herein to any gender (or the gender neutral form) includes each other gender and the gender neutral form;

(f) the word “or” shall be inclusive and not exclusive (for example, the phrase “A or B” means “A or B or both,” not “either A or B but not both”), unless used in conjunction with “either” or the like;

(g) “shall,” “will,” or “agrees” are mandatory, and “may” is permissive;

(h) each reference to “days” shall be to calendar days;

(i) each reference to any agreement, contract, document, filing or court order shall be to such agreement or filing as amended, supplemented, waived, modified, restated, replaced, refinanced, extended or restructured from time to time, subject to the limitations on such amendments, modifications, waivers, or restatements set forth herein;

(j) each reference to a law, statute, regulation or other government rule is to it as amended, consolidated, replaced, supplemented, or interpreted from time to time and, as applicable, is to corresponding provisions of successor laws, statutes, regulations or other government rules;

(k) “dollars” or “$” means United States dollars;

(l) “writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form;

(m) references herein to any Person include the successors and permitted assigns of that Person; references to “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form;

(n) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights;

(o) all references to “in the ordinary course of business” of the Company thereof means (i) in the ordinary course of business of, or in furtherance of an objective that is in the ordinary course of business of the Company or such Subsidiary, as applicable, (ii) customary and usual in the industry or industries of the Company and its Subsidiaries, as applicable, or (iii) generally consistent with the past or current practice of the Company or such Subsidiary, as applicable, or any similarly situated businesses in the United States or any other jurisdiction in which the Company or any Subsidiary does business, as applicable;

(p) references to the Company or the Preferred Stock Entity shall include any entities that are disregarded from the Company or the Preferred Stock Entity (as applicable) for U.S. federal income tax purposes; and

(q) references herein from or through any date mean, unless otherwise specified, from and including or through and including, respectively, and the words “to” and “until” each mean “to but excluding”.

Section 1.3 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight saving or standard, as applicable).

Section 1.4 Timing of Payment or Performance. Except as otherwise expressly provided herein, when the payment of any obligation or the performance of any covenant, duty, or obligation is stated to be due or performance required on (or before) a day which is not a Business Day, the date of such payment or performance shall extend to the immediately succeeding Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

Section 1.5 Certifications. All certifications to be made hereunder by an officer or representative of the Company shall be made by such a Person in his or her capacity solely as an officer or a representative of the Company, on the Company’s behalf and not in such Person’s individual capacity.

ARTICLE II

PAYMENTS

Section 2.1 Annual Tax Payments.

(a) No later than the thirtieth (30th) day after the Company Tax Return Due Date With Extensions for each U.S. federal income Taxable Year (each such U.S. federal income Taxable Year together with the U.S. state or local Taxable Years ending at the end of or during such U.S. federal income Taxable Year, a “Subject Taxable Year”), the Company shall notify the Holders, in accordance with Section 10.15, (i) whether an Annual Tax Payment will be made, (ii) the Subject Taxable Year to which such Annual Tax Payment relates, (iii) the amount of such Annual Tax Payment, (iv) the estimated value of each TRA Right on the TCEH Effective Date and the sum total of prior payments on each TRA Right, and (v) the Record Date and Payment Date for such Annual Tax Payment (if any). No later than the open of business on the Business Day immediately following delivery of such notice, the Company shall issue a press release for publication on a broadly disseminated news or press release service selected by the Company or file a Current Report on Form 8-K with the SEC containing the information described in clauses (i) through (v) of this Section 2.1(a).

(b) The Company shall, on or before the Announcement Date for an Annual Tax Payment, deliver to the Transfer Agent a copy of the Management Report and accompanying Accountant Attestation for such Annual Tax Payment.

(c) Except as provided in Sections 2.8 and 4.2, and subject to Sections 2.10 and 10.9, the Company shall, on the Payment Date for an Annual Tax Payment, deliver such Annual Tax Payment to the Transfer Agent for payment to the Holders in accordance with Section 2.5.

For the avoidance of doubt, no Annual Tax Payment shall be made, nor Realized Tax Benefit or Realized Tax Detriment determined, in respect of estimated tax payments, including estimated U.S. federal income tax payments.

(d) An “Annual Tax Payment” for a Subject Taxable Year means an amount, not less than zero, equal to the sum of the Net Tax Benefit for such Subject Taxable Year and the Annual Interest Amount for such Subject Taxable Year. The “Net Tax Benefit” for a Subject Taxable Year shall be an amount equal to the excess (if any) of (i) 85% of the Company’s Cumulative Realized Tax Benefit, if any, as of the end of such Subject Taxable Year over (ii) the sum of the total amount of (1) Annual Tax Payments previously made under this Section 2.1 and (2) Additional Tax Payments previously made under Section 2.2 (in the case of this clause (ii), only to the extent such payments are attributable to Net Tax Benefits and not Annual Interest Amounts or Additional Interest Amounts). The “Annual Interest Amount” for a Subject Taxable Year shall equal the interest on the Net Tax Benefit for such Subject Taxable Year, calculated at the Agreed Rate for the Annual Tax Payment Interest Period for such Annual Tax Payment, compounded at the end of each calendar quarter.

(e) The Company shall notify the Transfer Agent and the Holders as to the Company’s U.S. federal income Taxable Year (if it is not the calendar year).

Section 2.2 Additional Tax Payments.

(a) Within (x) ninety (90) days after (1) a Determination or (2) the Company receives any refund of Taxes (whether as a result of a carryback of any Tax item or otherwise) and (y) five (5) days after the Company’s receipt of a revised Accountant Attestation pursuant to Section 5.2(c), in each case that results in the Company having an increased Cumulative Realized Tax Benefit, the Company shall notify the Holders, in accordance with Section 10.15, (i) that an Additional Tax Payment will be made, (ii) the Subject Taxable Year(s) to which such Additional Tax Payment relates, (iii) the amount of such Additional Tax Payment, (iv) the estimated value of each TRA Right on the TCEH Effective Date and the sum total of prior payments on each TRA Right, and (v) the Record Date and Payment Date for such Additional Tax Payment. No later than the open of business on the Business Day immediately following delivery of such notice, the Company shall issue a press release for publication on a broadly disseminated news or press release service selected by the Company or file a Current Report on Form 8-K with the SEC containing the information described in clauses (i) through (v) of this Section 2.2(a).

(b) The Company shall, on or before the Announcement Date for an Additional Tax Payment, deliver to the Transfer Agent a copy of the Management Report and accompanying Accountant Attestation for such Additional Tax Payment.

(c) Except as provided in Sections 2.8 and 4.2, and subject to Sections 2.10 and 10.9, the Company shall, on the Payment Date for an Additional Tax Payment, deliver such Additional Tax Payment to the Transfer Agent for payment to the Holders in accordance with Section 2.5.

(d) An “Additional Tax Payment” means an amount, not less than zero, equal to the sum of (x) 85% of the increase in the Company’s Cumulative Realized Tax Benefit attributable to adjustments and other items described in Section 2.2(a) and (y) the Additional Interest Amount in respect of such adjustments and other items. Subject to Section 4.2(b), the “Additional Interest Amount” in respect of the adjustments and other items described in Section 2.2(a) shall equal the interest on 85% of the increase in the Cumulative Realized Tax Benefit, calculated at (x) the Agreed Rate for the Additional Tax Payment Interest Period I, compounded at the end of each calendar quarter, and (y) the Default Rate for the Additional Tax Payment Interest Period II, compounded at the end of each calendar quarter; provided, that the Agreed Rate shall be used for the Additional Tax Payment Interest Period II to the extent the Additional Tax Payment relates to a refund of Taxes resulting from a carryback of any Tax item. For any Determination or other item that applies just to a single year, the Subject Taxable Year for a related Additional Tax Payment shall be the year for which an adjustment or other item is made pursuant to the Determination or other item. For any Determination or other item that applies to multiple years, the Company shall determine, based on the adjustments made pursuant to the Determination or other item, an apportionment among Subject Taxable Years for such Additional Tax Payment.

Section 2.3 Termination Payment.

(a) If (x) (A) the Company terminates this Agreement in accordance with Section 3.2 or (B) there is a Change of Control as described in Section 3.3 and (y) in the case of a Change of Control, the Transfer Agent has not waived the Change of Control in accordance with Section 3.3(a)(ii), then the Company shall promptly (but in any event no later than five (5) Business Days following such event) notify the Holders, in accordance with Section 10.15, (i) that a Termination Payment will be made, (ii) the amount of such Termination Payment, (iii) the estimated value of each TRA Right on the TCEH Effective Date and the sum total of prior payments on each TRA Right, and (iv) the Record Date and Payment Date for such Termination Payment. No later than the open of business on the Business Day immediately following delivery of such notice, the Company shall issue a press release for publication on a broadly disseminated news or press release service selected by the Company or file a Current Report on Form 8-K with the SEC containing the information described in clauses (i) through (iv) of this Section 2.3(a).

(b) The Company shall, on or before the Announcement Date for a Termination Payment, deliver to the Transfer Agent a copy of the Management Report and accompanying Accountant Attestation for such Termination Payment.

(c) Except as provided in Sections 2.8 and 4.2, and subject to Sections 2.10 and 10.9, the Company shall, on the Payment Date for a Termination Payment, deliver such Termination Payment to the Transfer Agent for payment to the Holders in accordance with Section 2.5.

(d) The “Termination Payment” shall equal the present value as of the Termination Date, discounted at the Termination Rate, of all Annual Tax Payments and (if assumed to occur pursuant clause (vi) of the definition of “Valuation Assumptions”) the Additional Tax Payment that would be required to be paid by the Company to the Transfer Agent beginning from the Termination Date assuming the Valuation Assumptions are applied.

(e) If the Company is in Material Breach as described in Section 8.1(a) and such Material Breach has not been cured pursuant to Section 8.3 (if applicable) or waived pursuant to Section 8.4, then the Termination Payment shall be immediately due and payable on all TRA Rights following the procedures in Section 8.6, notwithstanding Section 4.2, but subject to Sections 2.8, 2.10 and 10.9.

Section 2.4 Applicable Principles. The Realized Tax Benefit or Realized Tax Detriment for each Taxable Year is intended to measure the decrease or increase in the actual liability for Taxes of the Company and its Subsidiaries for such Taxable Year attributable to the Basis Adjustment and Additional Deductions, determined using a cumulative “with and without” methodology, after accounting for any limitations under Section 382 of the Code that would not otherwise apply if the Preferred Stock Sale did not occur, and after making provisions for the reduction of future TRA Payments to the extent of an overpayment in a prior period. For the avoidance of doubt, if applicable, the actual liability for Taxes will take into account the deduction of the portion of the TRA Payment that must be accounted for as interest under the Code based upon the characterization of TRA Payments as additional consideration received by certain first lien secured creditors of TCEH First Lien Secured Claims; provided, that absent an intervening change of applicable Tax law or a Determination, the Company will not treat TRA Payments, other than payments attributable to imputed interest expense, as resulting in Additional Deductions. Carryovers or carrybacks of any Tax item attributable to the Basis Adjustment or Additional Deductions shall be considered to be subject to the rules of the Code and the Treasury Regulations or the appropriate provisions of U.S. state or local tax law, as applicable, governing the use, limitation and expiration of carryovers or carrybacks of the relevant type. If a carryover or carryback of any Tax item includes a portion that is attributable to the Basis Adjustment or Additional Deductions and another portion that is not, such portions shall be considered to be used in accordance with the “with and without” methodology. It is intended that the provisions of this Agreement will not result in the duplicative payment of any amount that may be required under this Agreement, and the provisions of this Agreement shall be consistently interpreted and applied in accordance with that intent. For the avoidance of doubt, interest shall not accrue under more than one provision of this Agreement for any specific period of time; provided, however, that in the event the rate applicable for determining imputed interest is higher than the rate that would apply for determining other interest owed under this Agreement for any particular period of time, the rate applicable for determining imputed interest shall control.

Section 2.5 Method of Payment. In connection with each TRA Payment, the Transfer Agent shall advise the Company of the number of valid TRA Rights Outstanding as of the applicable Record Date. The Company shall deposit on the Payment Date each TRA Payment with the Transfer Agent by wire transfer of immediately available funds to a bank account of the Transfer Agent previously designated in writing by the Transfer Agent to the Company. The Transfer Agent shall thereafter promptly distribute such TRA Payment to each Holder (including the Depositary) based on such Holder’s Ownership Percentage as of the applicable Record Date. The Transfer Agent will coordinate with the Depositary to facilitate the credit of each TRA Payment in accordance with the Depositary’s procedures.

Section 2.6 No Return of TRA Payments. Notwithstanding anything to the contrary in this Agreement, neither the Transfer Agent nor the Holders shall be required to return any previously made TRA Payment or any other payment made hereunder.

Section 2.7 Stock and Stockholders of the Company. TRA Payments are not conditioned on any Holder holding any stock of the Company (or any successor thereto). No Holder of TRA Rights shall be entitled to vote or receive dividends or be deemed for any purpose the holder of common stock or any other securities of the Company, nor shall anything contained herein be construed to confer upon the Holders, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to the stockholders of the Company at any meeting thereof, or to give or withhold any consent to any corporate action of the Company, or to receive notice of meetings of the Company or other actions affecting stockholders of the Company (except as expressly provided herein), or to receive dividends or subscription rights, in each case from the Company.

Section 2.8 Interest Amount Limitation. Notwithstanding anything herein to the contrary, if at any time the applicable Agreed Rate or Default Rate (including pursuant to clause (ii)(B) in the definition of “Valuation Assumptions”) shall exceed the maximum lawful interest rate that may be contracted for, charged, taken, received or reserved in accordance with applicable law (the “Maximum Rate”), the Agreed Rate and Default Rate (as

applicable) shall be limited to the Maximum Rate; provided, that any amounts unpaid as a result of such limitation (other than with respect to a Termination Payment) shall be paid (together with interest calculated at the Default Rate with respect to the period such amounts remained unpaid) on subsequent payment dates to the extent not exceeding the legal limitation.

Section 2.9 Day Count Convention. All computations using the Agreed Rate, Default Rate or Termination Rate shall use the “Actual/360” day count convention.

Section 2.10 Reduction of TRA Payments on Account of Treasury TRA Rights. In the event that any TRA Rights are held by the Company as of the record date for a given TRA Payment (other than any TRA Rights required to be cancelled pursuant to the second paragraph of Section 6.7) (“Treasury TRA Rights”), such TRA Payment shall be calculated as if the Treasury TRA Rights were Outstanding, and then reduced by the amount that would have been paid in respect of such Treasury TRA Rights, such that each Holder of an Outstanding TRA Right will receive an amount equal to the amount such Holder would have received if the Treasury TRA Rights were still Outstanding.

ARTICLE III

TERMINATION

Section 3.1 Termination in General. Unless terminated earlier pursuant to the following provisions of this ARTICLE III, this Agreement will terminate when the Company delivers to the Transfer Agent a certification from the Accountant certifying that there is no further potential for an Annual Tax Payment to be made pursuant to this Agreement. Notwithstanding the foregoing, the obligations of the Company under Section 7.6 shall survive the termination of this Agreement.

Section 3.2 Optional Termination. At any time, the Company may terminate this Agreement (without penalty or premium) by complying with the notification, certification and payment obligations set forth in Section 2.3.

Section 3.3 Change of Control.

(a) Upon the occurrence of a Change of Control, unless (i) the Company shall have, no later than sixty (60) days prior to such event giving rise to a Change of Control, (x) notified the Transfer Agent in writing of such potential Change of Control and (y) delivered to the Transfer Agent a copy of the Accountant Attestation for the Termination Payment (prepared on an estimated basis based on a good faith estimate of the timing of the Change of Control) and (ii) a Majority of the Holders shall have directed the Transfer Agent to waive the Change of Control no later than thirty (30) days after receipt of such notice and Accountant Attestation by the Transfer Agent, (1) the Company shall comply with the notification, certification and payment obligations set forth in Section 2.3, and (2) subject to the obligations described in clause (1) above, this Agreement (other than ARTICLE VIII) shall be terminated.

(b) If the Transfer Agent waives a Change of Control pursuant to Section 3.3(a)(ii), for each Taxable Year ending on or after the date of the Change of Control, all TRA Payments shall be calculated by applying clauses (i) and (iv) of the definition of “Valuation Assumptions,” substituting in each case the term “the date of the Change of Control” for “the Termination Date”.

ARTICLE IV

LATE PAYMENTS, ETC.

Section 4.1 Late Payments by the Company. The amount of all or any portion of any TRA Payment not made to the Transfer Agent when due and payable under the terms of this Agreement (taking into account any deferral under Section 4.2), including any nonpayment pursuant to Section 9.3, shall be payable together with any interest thereon, computed at the Default Rate and commencing from the date on which such TRA Payment was so due and payable, compounded at the end of each calendar quarter.

Section 4.2 Payment Deferral.

(a) Notwithstanding anything to the contrary provided herein, to the extent that, at the time any TRA Payment becomes due and payable hereunder, (i) the Company is not permitted, pursuant to the terms of its outstanding Indebtedness to make such TRA Payment, or if, after making such TRA Payment, the Company would be in breach or default under the terms of its outstanding Indebtedness, or (ii) (1) the Company does not have the cash on hand to make such TRA Payment and is not permitted to borrow cash to fund such TRA Payment under the terms of its outstanding Indebtedness, and (2) the Company is not able to obtain cash from its Subsidiaries to fund such TRA Payment because (A) the applicable Subsidiary is not permitted, pursuant to the terms of its outstanding Indebtedness, to pay dividends, make loans or otherwise make payments to the Company to allow it to make such TRA Payment, or if, after making such TRA Payment, the applicable Subsidiary would be in breach or default under the terms of its outstanding Indebtedness, (B) the applicable Subsidiary is not permitted, pursuant to applicable law, to pay dividends, make loans or otherwise make payments to the Company to allow it to make such TRA Payment, or (C) the applicable Subsidiary does not have the cash on hand to make the payment or dividend described in clauses (A) or (B) above and is not permitted to borrow cash to fund such payment under the terms of its outstanding Indebtedness, then, in each case, the Company shall, by delivering a Deferral Attestation to the Transfer Agent along with a copy of the Accountant Attestation for such TRA Payment, by the date such TRA Payment becomes due and payable hereunder (assuming for purposes of determining such date that the Announcement Date with respect to such TRA Payment is the thirtieth (30th) day after the Company Tax Return Due Date With Extensions for the applicable Subject Taxable Year), be permitted to defer such TRA Payment until the condition described in clauses (i) or (ii) above is no longer applicable.

(b) If the Company defers any TRA Payment (or portion thereof) pursuant to Section 4.2(a), such deferred amount shall accrue interest at the Agreed Rate, from the date that such amounts originally became due and owing pursuant to the terms hereof (assuming for purposes of determining such date that the Announcement Date with respect to such TRA Payment is the thirtieth (30th) day after the Company Tax Return Due Date With Extensions for the applicable Subject Taxable Year) to the Payment Date, compounded at the end of each calendar quarter.

(c) If the Transfer Agent receives a Deferral Attestation from the Company pursuant to Section 4.2(a), the Transfer Agent shall promptly deliver a copy of such Deferral Attestation to the Holders. No later than the open of business on the Business Day immediately following delivery of such Deferral Attestation to the Transfer Agent, the Company shall issue a press release for publication on a broadly disseminated news or press release service selected by the Company or file a Current Report on Form 8-K with the SEC disclosing the applicable payment deferral.

(d)

(i) Within ten (10) Business Days of the condition described in clauses (i) or (ii) of Section 4.2(a) no longer being applicable, the Company shall notify the Holders, in accordance with Section 10.15, (1) that an Additional Tax Payment will be made, (2) the Subject Taxable Year(s) to which such Additional Tax Payment relates, (3) the amount of such Additional Tax Payment, (4) the estimated value of each TRA Right on the TCEH Effective Date and the sum total of prior payments on each TRA Right, and (5) the Record Date and Payment Date for such Additional Tax Payment. No later than the open of business on the Business Day immediately following delivery of such notice, the Company shall issue a press release for publication on a broadly disseminated news or press release service selected by the Company or file a Current Report on Form 8-K with the SEC containing the information described in clauses (1) through (5) of this Section 4.2(d)(i).

(ii) The Company shall, on or before the Announcement Date for an Additional Tax Payment described in Section 4.2(d)(i), deliver to the Transfer Agent a copy of the Accountant Attestation for such Additional Tax Payment (amended to reflect interest accrual pursuant to the deferral as described in Section 4.2(b)).

(iii) Except as provided in Section 2.8, and subject to Sections 2.10 and 10.9, the Company shall, on the Payment Date for an Additional Tax Payment described in Section 4.2(d)(i), deliver such Additional Tax Payment to the Transfer Agent for payment to the Holders in accordance with Section 2.5.

ARTICLE V

COVENANTS

Section 5.1 Tax Returns and Audits. The Company shall have full responsibility for, and sole discretion over, all Tax matters concerning the Company and its Subsidiaries, including the preparation, filing or amending of any Tax Return and defending, contesting or settling any issue pertaining to Taxes.

Section 5.2 Accountant.

(a) At its sole expense, the Company shall retain the Accountant to prepare the Accountant Attestations (and to conduct any related diligence, as described in this Section 5.2) for each TRA Payment (including any revisions pursuant to Section 5.2(c)).

(b) With respect to any TRA Payment to be made hereunder, the Company shall provide the Accountant with a schedule showing, in reasonable detail, the calculation of such TRA Payment, together with such other information (including the LIBOR Schedule and any materials relating to the Company’s determination of LIBOR for each relevant calendar quarter, work papers and valuation reports) reasonably necessary to support the calculation of such TRA Payment and an assertion that the calculation of the payment complies with this Agreement (the “Management Report”). In addition, the Company shall provide the Accountant with any other documentation or information reasonably requested by the Accountant (and shall otherwise reasonably cooperate with the Accountant, including allowing the Accountant reasonable access to the appropriate representatives of the Company) in connection with its services hereunder. The Company shall provide the Accountant with the information and documentation described in this Section 5.2(b) (including the Management Report) in a timely fashion so as to allow the Accountant sufficient time to review and comment on such information and documentation and to timely prepare the Accountant Attestation. The Management Report shall be signed by an authorized officer of the Company.

(c) If the Company becomes aware that any material information it has supplied to the Accountant is incorrect or incomplete in any material respect, or upon any Determination or refund with respect to a Subject Taxable Year, the Company shall promptly notify the Accountant and shall request that the Accountant prepare a revised Accountant Attestation. If the Accountant notifies the Company that the Accountant believes that any previously issued Accountant Attestation is no longer able to be relied upon, the Accountant will request that the Company provide the Accountant with an adjusted Management Report in accordance with Section 5.2(b) in order to prepare a revised Accountant Attestation.

Section 5.3 Consistency. Except as otherwise required pursuant to a Determination, the Company shall (and the Company shall cause its Subsidiaries to) take the position on all Tax Returns and in any audits or other proceedings before the IRS or any other Taxing Authority that (a) all TRA Payments represent, first, a return of the Tax basis in the TRA Rights that the initial Holders had at the Effective Time, and thereafter, an item of ordinary income that is described in Section 871(a)(1)(A) and 881(a)(1) of the Code and (b) the TRA Rights do not constitute stock or “securities” of a party to the tax-free spin-off of the Company.

Section 5.4 Reporting.

(a) During such periods as the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the Transfer Agent, within 15 days after the Company files with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) that the Company may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act.

(b) During such periods as the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall provide the Holders with copies of, without cost to each Holder:

(i) within 90 days after the end of each fiscal year, annual reports for such fiscal year containing the information that would have been required to be contained in an annual report on Form 10-K (or any successor or comparable form) if the Company had been a reporting company under the Exchange Act, except to the extent permitted to be excluded by the SEC;

(ii) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, quarterly reports for such fiscal quarter containing the information that would have been required to be contained in a quarterly report on Form 10-Q (or any successor or comparable form) if the Company had been a reporting company under the Exchange Act, except to the extent permitted to be excluded by the SEC; and

(iii) within the time periods specified for filing Current Reports on Form 8-K after the occurrence of each event that would have been required to be reported in a Current Report on Form 8-K under the Exchange Act if the Company had been a reporting company under the Exchange Act, current reports containing substantially all of the information that would have been required to be contained in a Current Report on Form 8-K under the Exchange Act if the Company had been a reporting company under the Exchange Act; provided, however, that such reports will not be required to contain information required by Items 3.01, 5.02(e), 5.04, 5.05, 5.06, 5.08, 6.01, 6.02, 6.03, 6.04, 6.05, 7.01, and 8.01 of Form 8-K.

(c) Notwithstanding Section 5.4(a) and (b), (i) the Company shall be deemed to have furnished the reports and other information referred to above to the Holders if such reports and other information shall have been filed with the SEC via the EDGAR filing system or such reports are publicly available on the website of the Company, (ii) unless otherwise required by applicable law, the Company shall not be required to deliver or furnish any information, certificates or reports required by Section 302 or Section 404 of the Sarbanes-Oxley Act of 2002, or related Items 307 or 308 of Regulation S-K or financial information required by Rule 3-09, Rule 3-10 or Rule 3-16 of Regulation S-X, (iii) to the extent not otherwise filed with the SEC via the EDGAR filing system or publicly available on the website of the Company, the Company shall make the reports and other information referred to above available to prospective investors upon request, and (iv) during any period when the Company is not subject to Section 13 or Section 15(d) of the Exchange Act, the Company will not be required to provide any exhibits that would have been required to be filed pursuant to Item 601 of Regulation S-K or any certification required by Form 10-K or Form 10-Q (or any successor or comparable forms) or related rules under Regulation S-K.

Section 5.5 Maintenance of Office or Agency. As long as any of the TRA Rights remain Outstanding, the Company shall maintain, through the Transfer Agent, in the Borough of Brooklyn, City of New York, an office or agency (i) where TRA Rights may be presented or surrendered for payment, (ii) where TRA Rights may be surrendered for registration of transfer or exchange and (iii) where notices and demands to or upon the Company in respect of the TRA Rights and this Agreement may be served. The office or agency of the Transfer Agent at the address set forth in Section 10.1 shall be such office or agency of the Company, unless the Company, through the Transfer Agent, shall designate and maintain some other office or agency for one or more of such purposes. The Company may from time to time, through the Transfer Agent, designate one or more other offices or agencies (in or outside of the City of New York) where the TRA Rights may be presented or surrendered for any or all such purposes, and may from time to time rescind such designation; provided, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain, through the Transfer Agent, an office or agency in the Borough of Brooklyn, City of New York, for such purposes.

Section 5.6 Annual Notice. The Company shall deliver to the Transfer Agent, within ninety (90) days after the end of each fiscal year, an Officer’s Certificate stating that in the course of the performance of the signer’s duties as an Officer of the Company he or she would normally have knowledge of any Material Breach and whether or not, to the best knowledge of the signer, there has occurred a Material Breach (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in Material Breach, specifying all such Material Breaches, the nature and status thereof and what action(s) the Company is taking or proposes to take with respect thereto.

Section 5.7 LIBOR Schedule. The Company shall determine LIBOR for each calendar quarter, beginning with the calendar quarter that includes the TCEH Effective Date and ending with the calendar quarter that includes the Termination Date. The Company shall maintain a schedule (the “LIBOR Schedule”) that includes LIBOR for each calendar quarter for which the Company determines LIBOR. After the determination of LIBOR for each calendar quarter, the Company shall promptly provide the LIBOR Schedule and the materials relating to the Company’s determination of LIBOR for such calendar quarter to the Accountant.

Section 5.8 Future Indebtedness and Other Obligations. If the Company or any of its Subsidiaries Incurs any Indebtedness or other obligations after the TCEH Effective Date, the Company shall use commercially reasonable efforts to, and shall cause each Subsidiary of the Company to use commercially reasonable efforts to, ensure that such Indebtedness or other obligation does not prohibit: (a) in the case of the Company, TRA Payments from being made in full by the Company when due, and (b) in the case of any such Subsidiary, payments from being made directly or indirectly to the Company to enable the Company to make TRA Payments in full when due (in each case, without regard to any deferral under Section 4.2); provided that, the Company shall be deemed to have complied with this covenant so long as the aggregate restrictions on the Company and the Subsidiaries taken as a whole under such Indebtedness or other obligations would not reasonably be expected to materially impede the ability of the Company to make the TRA Payments in full when due (without regard to any deferral under Section 4.2) as determined by the Company in good faith.

ARTICLE VI

THE TRA RIGHTS

Section 6.1 Title and Terms.

(a) The aggregate number of TRA Rights initially issued will be 427,500,000. From and after the TCEH Effective Date, the Company shall not be permitted to issue any additional TRA Rights.

(b) The Holders, by acceptance of the TRA Rights, agree that no joint venture, partnership or other fiduciary relationship is created hereby or by the TRA Rights.

(c) The rights of the Holders, in their capacities as holders of TRA Rights, shall be limited to those contractual rights expressly set forth in this Agreement.

(d) Neither the Company nor or any of its Affiliates shall have any right to set off any amounts owed or claimed to be owed by any Holder to any of them against such Holder’s TRA Rights or other amount payable to such Holder in respect of such TRA Rights.

(e) The Company shall cause to be kept at the office of the Transfer Agent a register (such register, the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of TRA Rights and of transfers of TRA Rights. The Transfer Agent is hereby appointed the Security Registrar.

Section 6.2 Form Generally; Registered Form only.

(a) In accordance with the Plan, the TRA Rights shall be privately placed by the Company only to (1) QIBs, in accordance with an exemption from the registration requirements of the Securities Act, (2) IAIs in accordance with an exemption from the registration requirements of the Securities Act, (3) AIs in accordance with an exemption from the registration requirements of the Securities Act and (4) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S.

(b) The TRA Rights shall be issuable only in registered form as described below and the TRA Rights (and beneficial interests therein) shall be transferable only in compliance with Article VI.

(c) The TRA Rights shall be issued in the form of one or more Global Securities, deposited with the Transfer Agent, as the custodian for the Depository Trust Company, its nominees and successors (the “Depositary”), and one or more Direct Registration Securities. Notwithstanding any other provision of this Agreement or the TRA Rights, the TRA Rights shall initially be issued on the Issue Date in the form of one or more Direct Registration Securities and, during the Initial Holder Restricted Period, such Direct Registration Securities may only be transferred or exchanged for other Direct Registration Securities.

(d) Global Securities

(i) The Global Securities and the Transfer Agent’s certificate of authentication thereof shall be in substantially the forms set forth in Exhibit A attached hereto and incorporated herein by this reference, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may be required by applicable law or any rule or regulation pursuant thereto, all as may be determined by the Officers executing such Global Securities, as evidenced by their execution of the Global Securities. Any portion of the text of any Global Security may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Global Security.

(ii) Each Global Security will represent such of the TRA Rights as will be specified therein and each shall provide that it represents the aggregate number of TRA Rights from time to time endorsed thereon and that the aggregate number of TRA Rights represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges thereof.

(iii) Except as provided in clause (d) of Section 6.4 below:

(1) TRA Rights issued to QIBs in reliance upon an exemption from the registration requirements of the Securities Act may be represented by one or more Global Securities in definitive, fully registered, global form (collectively, the “Rule 144A Global Securities”) or by Direct Registration Securities;

(2) TRA Rights issued to IAIs in reliance upon an exemption from the registration requirements of the Securities Act may be represented by one or more Global Securities in definitive, fully registered, global form (collectively, the “IAI Global Securities”) or by Direct Registration Securities;

(3) TRA Rights issued to AIs in reliance upon an exemption from the registration requirements of the Securities Act on the Issue Date shall only be represented by Direct Registration Securities; and

(4) TRA Rights issued to Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S may be represented by one or more Global Securities in fully registered, global form (the “Regulation S Global Security” and, collectively with the Rule 144A Global Securities and the IAI Global Securities, the “Global Securities”), which shall be registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear Bank S.A./N.V., as operator of the Euroclear system (“Euroclear”) or Clearstream Banking, Société Anonyme (“Clearstream”), or by Direct Registration Securities.

(iv) The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Global Security that are held by participants through Euroclear or Clearstream.

(v) The Global Securities shall bear the Global Securities Legend. The Global Securities initially shall (i) be registered in the name of the Depositary or the nominee of such Depositary, in each case for credit to an account of an Agent Member (as defined below), (ii) be delivered to the Transfer Agent as custodian for such Depositary and (iii) bear the Restricted Securities Legend.

(vi) Members of, or direct or indirect participants in, the Depositary (collectively, the “Agent Members”) shall have no rights under this Agreement with respect to any Global Security held on their behalf by the Depositary, or the Transfer Agent as its custodian, or under the Global Securities. The Depositary may be treated by the Company, the Transfer Agent and any agent of the Company or the Transfer Agent as the absolute owner of the

Global Securities for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Transfer Agent or any agent of the Company or the Transfer Agent from giving effect to any written certification, proxy or other authorization furnished by the Depositary, or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any TRA Right.

(vii) A Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Interests of beneficial owners in the Global Securities may be transferred or exchanged for Direct Registration Securities only in accordance with the applicable rules and procedures of the Depositary and the provisions of this Section 6.2(d)(vii) or Section 6.4. In addition, a Global Security shall be exchangeable for Direct Registration Securities if (x) the Depositary (1) notifies the Company that it is unwilling or unable to continue as depository for such Global Security and the Company thereupon fails to appoint a successor depository or (2) has ceased to be a clearing agency registered under the Exchange Act or (y) there shall have occurred and be continuing a Material Breach and a request has been made for such exchange; provided that in no event shall the Regulation S Temporary Global Security be exchanged by the Company for Direct Registration Securities prior to (x) the expiration of the Restricted Period and (y) the receipt by the Security Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act. In all cases, Direct Registration Securities delivered in exchange for any Global Security or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary in accordance with its customary procedures.

(viii) Notwithstanding the foregoing, through the Restricted Period, Regulation S Direct Registration Securities (and interests therein) may not be sold, transferred or otherwise disposed of to a U.S. Person (as defined in Regulation S) or for the account or benefit of a U.S. Person (as defined in Regulation S) unless such sale, transfer or other disposition is made in accordance with the applicable provisions of Section 6.4.

(ix) The Holder of any Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Agreement or the TRA Rights.

(e) Direct Registration Securities

(i) The Direct Registration Securities shall be uncertificated and shall be evidenced by the Direct Registration System maintained by the Security Registrar.

(ii) Any Transfer Restricted Direct Registration Security shall, except as otherwise provided in Section 6.4, be deemed to bear the Restricted Securities Legend.

(iii) Notwithstanding any other provision of this Agreement and TRA Rights, but subject to Section 6.9, in addition to the other transfer restrictions set forth in this Article VI, each Holder agrees by its acceptance of its TRA Rights that, during the Initial

Holder Restricted Period, such Holder shall not directly or indirectly (i) offer, sell contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of TRA Rights (or any interest therein) or any security that is substantially similar to TRA Rights to any Person or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the TRA Rights (or any interest therein), whether any such transaction is to be settled by delivery of TRA Rights or other securities or cash (each such transaction in clauses (i) and (ii) is referred to as a “transfer”), except, in each case, to a Permitted Initial Holder Transferee. Any transfer in violation of this subparagraph (iii) shall be deemed void ab initio and the Company and the Transfer Agent shall not recognize such transfer. Upon the completion of any transfer to a Permitted Initial Holder Transferee, such Permitted Initial Holder Transferee shall be deemed to be an Initial Holder for purposes of this Agreement.

(iv) During the Initial Holder Restricted Period, Direct Registration Securities shall be deemed to bear the Initial Holder Restricted Period Legend.

Section 6.3 Execution, Authentication, Delivery and Dating.

(a) The Global Securities shall be executed on behalf of the Company by any Person duly authorized to act on behalf of the Company for such purpose, but need not be attested or notarized. The signature of any such Person may be manual or facsimile.

(b) Global Securities executed by any individual who was, at the time of execution, duly authorized to act on behalf of the Company shall bind the Company, notwithstanding that such individual may have ceased to be so authorized prior to the authentication and delivery of such Global Securities or did not have such authorization at the date of such Global Securities.

(c) At any time and from time to time after the execution and delivery of this Agreement, the Company may deliver a Company Order for the authentication, as applicable, and delivery of TRA Rights, and the Transfer Agent, in accordance with such Company Order, shall authenticate, as applicable, and deliver such TRA Rights, as provided in this Agreement and not otherwise, and shall also deliver written confirmation of such authentication and delivery to the Company. In the case of Global Securities, such Company Order shall be accompanied by Global Securities executed by the Company and delivered to the Transfer Agent for authentication in accordance with such Company Order.

(d) Each Global Security shall be dated the date of its authentication.

(e) No Global Security shall be entitled to any benefit under this Agreement or be valid or obligatory for any purpose unless there appears on such Global Security a certificate of authentication substantially in the form provided in Exhibit A duly executed by the Transfer Agent, by manual or facsimile signature of an authorized officer, and such certificate upon any Global Security shall be conclusive evidence, and the only evidence, that such Global Security has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Agreement.

(f) Direct Registration Securities need not be authenticated, and shall be valid and obligatory for all purposes and shall entitle each Holder thereof to all benefits of this Agreement.

Section 6.4 Registration, Registration of Transfer and Exchange.

(a) Transfer and Exchange of Global Securities. A Global Security may not be transferred as a whole except as set forth in Section 6.2(d)(vii). Global Securities will not be exchanged by the Company for Direct Registration Securities except under the circumstances described in Section 6.2(d)(vii) or Section 6.4(c). Global Securities also may be exchanged or replaced, in whole or in part, as provided in Section 6.6 of this Agreement. Beneficial interests in a Global Security may be transferred and exchanged as provided in Section 6.4(b) or Section 6.4(c).

(b) Transfer and Exchange of Beneficial Interests in Global Securities. The transfer and exchange of beneficial interests in the Global Securities for beneficial interests in the same Global Security or another Global Security shall be effected through the Depositary, in accordance with the provisions of this Agreement and the applicable rules and procedures of the Depositary. Beneficial interests in Transfer Restricted Global Securities shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers and exchanges for beneficial interests in the Global Securities or another Global Security also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i) Transfer of Beneficial Interests in the Same Global Security. Beneficial interests in any Transfer Restricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Transfer Restricted Global Security in accordance with the transfer restrictions set forth in the Restricted Securities Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in a Regulation S Global Security may not be made within the United States or for the account or benefit of a U.S. Person. A beneficial interest in an Unrestricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security. No written orders or instructions shall be required to be delivered to the Security Registrar to effect the transfers described in this Section 6.4(b)(i).

(ii) Transfers and Exchanges of Beneficial Interests in Different Global Securities. In connection with all transfers and exchanges of beneficial interests in any Global Security that is not subject to Section 6.4(b)(i), the transferor of such beneficial interest must deliver to the Security Registrar (in addition to the deliverables set forth in Sections 6.4(b)(iii) or (b)(iv), as applicable): (1) a written order from an Agent Member given to the Depositary in accordance with the applicable rules and procedures of the Depositary directing the Depositary to credit or cause to be credited a beneficial interest in another Global Security in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the applicable rules and procedures of the Depositary containing information regarding the Agent Member account to be credited with such increase. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Securities contained in this Agreement and the TRA Rights or otherwise applicable under the Securities Act, the Transfer Agent shall adjust the aggregate number of TRA Rights represented by the relevant Global Security pursuant to Section 6.4(g).

(iii) Transfer of Beneficial Interests to Another Restricted Global Security. A beneficial interest in a Transfer Restricted Global Security may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Transfer Restricted Global Security if the transfer complies with the requirements of Section 6.4(b)(ii) above and the Security Registrar receives the following:

(1) if the transferee will take delivery in the form of a beneficial interest in a Rule 144A Global Security, then the transferor must deliver a certificate in the form attached as Exhibit B hereto;

(2) if the transferee will take delivery in the form of a beneficial interest in an IAI Global Security, then the transferor must deliver a certificate in the form attached as Exhibit B hereto; and

(3) if the transferee will take delivery in the form of a beneficial interest in a Regulation S Global Security, then the transferor must deliver a certificate in the form attached as Exhibit B hereto.

(iv) Transfer and Exchange of Beneficial Interests in a Transfer Restricted Global Security for Beneficial Interests in an Unrestricted Global Security. Following the registration of the resale of any of the TRA Rights under the Securities Act, a beneficial interest in a Transfer Restricted Global Security may be exchanged by any Holder thereof for a beneficial interest in an Unrestricted Global Security or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security if the exchange or transfer complies with the requirements of Section 6.4(b)(ii) above and the Security Registrar receives the following:

(1) if the Holder of such beneficial interest in a Transfer Restricted Global Security proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Security, a certificate from such Holder in the form attached as Exhibit B hereto; or

(2) if the Holder of such beneficial interest in a Transfer Restricted Global Security proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security, a certificate from such Holder in the form attached as Exhibit B hereto, and, in each such case, if the Company or the Security Registrar so request or if the applicable rules and procedures of the Depositary so require, an Opinion of Counsel in form reasonably acceptable to the Company and the Security Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Securities Legend are no longer required in order to maintain compliance with the Securities Act. If any such transfer or exchange is effected pursuant to this subparagraph

(iv) at a time when an Unrestricted Global Security has not yet been issued, the Company shall issue and, upon receipt of an written order of the Company in the form of an Officer’s Certificate in accordance with Section 2.01, the Transfer Agent shall authenticate one or more Unrestricted Global Securities in an aggregate number of TRA Rights equal to the beneficial interests aggregate number of TRA Rights transferred or exchanged pursuant to this subparagraph (iv).

(v) Transfer and Exchange of Beneficial Interests in an Unrestricted Global Security for Beneficial Interests in a Transfer Restricted Global Security. Beneficial interests in an Unrestricted Global Security cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Transfer Restricted Global Security.

(c) Transfer and Exchange of Beneficial Interests in Global Securities for Direct Registration Securities. Transfers and exchanges of beneficial interests in Global Securities for Direct Registration Securities shall require compliance with either subparagraph (i), (ii) or (iii) below, as applicable:

(i) Transfer Beneficial Interests in Restricted Global Securities to Transfer Restricted Direct Registration Securities. If any Holder of a Transfer Restricted Global Security proposes to exchange beneficial interests in such Transfer Restricted Global Security for a Transfer Restricted Direct Registration Security or to transfer beneficial interests in such Transfer Restricted Global Security to a Person who takes delivery thereof in the form of a Transfer Restricted Direct Registration Security, then, upon receipt by the Transfer Agent of the following documentation:

(1) if the Holder of such Transfer Restricted Global Security proposes to exchange the beneficial interests in such Transfer Restricted Global Security for a Transfer Restricted Direct Registration Security, a certificate from such Holder in the form attached as Exhibit B hereto;

(2) if the beneficial interest in such Transfer Restricted Global Security is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate from such Holder in the form attached as Exhibit B hereto;

(3) if the beneficial interest in such Transfer Restricted Global Security is being transferred to an IAI in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (2), (4) and (5) herein, a certificate from such holder in the form attached as Exhibit B hereto, including the certifications, certificates and Opinion of Counsel, if applicable;

(4) if the beneficial interest in such Transfer Restricted Global Security is being transferred to a Non U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate from such Holder in the form attached as Exhibit B hereto;

(5) following registration of the resale of any of the TRA Rights under the Securities Act, if the beneficial interest in such Transfer Restricted Global Security is being transferred pursuant to the exemption from the registration requirements of the Securities Act pursuant to Rule 144 under the Securities Act, a certificate from such Holder in the form attached as Exhibit B hereto; or

(6) if the beneficial interest in such Transfer Restricted Global Security is being transferred to the Company or a Subsidiary thereof, a certificate from such Holder in the form attached as Exhibit B hereto;

and upon satisfaction of all of the requirements otherwise applicable under the Securities Act, the Transfer Agent shall adjust the aggregate number of TRA Rights represented by the relevant Global Security pursuant to Section 6.4(g) and the Transfer Agent shall register the exchange or transfer of the Direct Registration Security.

(ii) Transfer of Beneficial Interests in Restricted Global Securities to Unrestricted Direct Registration Securities. Following the registration of the resale of any of the TRA Rights under the Securities Act, a Holder of a Transfer Restricted Global Security may exchange beneficial interests in such Transfer Restricted Global Security for Unrestricted Direct Registration Security or transfer such Transfer Restricted Global Security to a Person who takes delivery thereof in the form of an Unrestricted Direct Registration Security only if the Security Registrar receives the following:

(1) if the Holder of such Transfer Restricted Global Security proposes to exchange beneficial interests in such Transfer Restricted Global Security for an Unrestricted Direct Registration Security, a certificate from such Holder in the form attached as Exhibit B hereto; or

(2) if the Holder of such Transfer Restricted Global Securities proposes to transfer beneficial interests in such Transfer Restricted Global Security to a Person who shall take delivery thereof in the form of an Unrestricted Direct Registration Security, a certificate from such Holder in the form attached as Exhibit B hereto, and, in each such case, if the Company or the Security Registrar so request or if the applicable rules and procedures of the Depositary so require, an Opinion of Counsel in form reasonably acceptable to the Company and the Security Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Securities Legend are no longer required in order to maintain compliance with the Securities Act. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Securities contained in this Agreement and the TRA Rights or otherwise applicable under the Securities Act, the Transfer Agent shall adjust the aggregate number of TRA Rights represented by the relevant Global Security pursuant to Section 6.4(g) and the Transfer Agent shall register the exchange or transfer of the Direct Registration Security.

(iii) Beneficial Interests in Unrestricted Global Securities to Unrestricted Direct Registration Securities. A Holder of an Unrestricted Global Security may exchange beneficial interests in such Unrestricted Global Security for an Unrestricted Direct Registration Security or transfer beneficial interests in such Unrestricted Global Security to a Person who takes delivery thereof in the form of an Unrestricted Direct Registration Security at any time. Upon receipt of a request for such an exchange or transfer, the Transfer Agent shall adjust the aggregate number of TRA Rights represented by the relevant Global Security pursuant to Section 6.4(g) and the Transfer Agent shall register the exchange or transfer of the Direct Registration Security.

(iv) Unrestricted Global Securities to Beneficial Interests in Transfer Restricted Direct Registration Securities. An Unrestricted Global Security cannot be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a beneficial interest in a Transfer Restricted Direct Registration Security.

(d) Transfer and Exchange of Direct Registration Securities for Beneficial Interests in Global Securities. Transfers and exchanges of Direct Registration Securities for beneficial interests in the Global Securities shall require compliance with either subparagraph (i), (ii) or (iii) below, as applicable:

(i) Transfer Restricted Direct Registration Securities to Beneficial Interests in Transfer Restricted Global Securities. If any Holder of a Transfer Restricted Direct Registration Security proposes to exchange such Transfer Restricted Direct Registration Security for a beneficial interest in a Transfer Restricted Global Security or to transfer such Transfer Restricted Direct Registration Security to a Person who takes delivery thereof in the form of a beneficial interest in a Transfer Restricted Global Security, then, upon receipt by the Security Registrar of the following documentation:

(1) if the Holder of such Transfer Restricted Direct Registration Security proposes to exchange such Transfer Restricted Direct Registration Security for a beneficial interest in a Transfer Restricted Global Security, a certificate from such Holder in the form attached as Exhibit B hereto;

(2) if such Transfer Restricted Direct Registration Security is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate from such Holder in the form attached as Exhibit B hereto;

(3) if such Transfer Restricted Direct Registration Security is being transferred to a Non U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate from such Holder in the form attached as Exhibit B hereto;

(4) following the registration of the resale of any of the TRA Rights under the Securities Act, if such Transfer Restricted Direct Registration Security is being transferred pursuant to the exemption from the registration requirements of the Securities Act pursuant to Rule 144 under the Securities Act, a certificate from such Holder in the form attached as Exhibit B hereto;

(5) if such Transfer Restricted Direct Registration Security is being transferred to an IAI in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (2) through (4) above, a certificate from such holder in the form attached as Exhibit B hereto, including the certifications, certificates and Opinion of Counsel, if applicable; or

(6) if such Transfer Restricted Direct Registration Security is being transferred to the Company or a Subsidiary thereof, a certificate from such Holder in the form attached as Exhibit B hereto;

the Transfer Agent shall cancel the Transfer Restricted Direct Registration Security, and increase or cause to be increased the aggregate number of TRA Rights represented by the appropriate Transfer Restricted Global Security.

(ii) Transfer Restricted Direct Registration Securities to Beneficial Interests in Unrestricted Global Securities. Following the registration of the resale of any of the TRA Rights under the Securities Act, a Holder of a Transfer Restricted Direct Registration Security may exchange such Transfer Restricted Direct Registration Security for a beneficial interest in an Unrestricted Global Security or transfer such Transfer Restricted Direct Registration Security to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security only if the Security Registrar receives the following:

(1) if the Holder of such Transfer Restricted Direct Registration Security proposes to exchange such Transfer Restricted Direct Registration Security for a beneficial interest in an Unrestricted Global Security, a certificate from such Holder in the form attached as Exhibit B hereto; or

(2) if the Holder of such Transfer Restricted Direct Registration Securities proposes to transfer such Transfer Restricted Direct Registration Security to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security, a certificate from such Holder in the form attached as Exhibit B hereto, and, in each such case, if the Company or the Security Registrar so request or if the applicable rules and procedures of the Depositary so require, an Opinion of Counsel in form reasonably acceptable to the Company and the Security Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Securities Legend are no longer required in order to maintain compliance with the Securities Act. Upon satisfaction of the conditions of this subparagraph (ii), the Transfer Agent shall cancel the Transfer Restricted Direct Registration Securities and increase or cause to be increased the aggregate number of TRA Rights represented by the Unrestricted Global Security. If any such transfer or exchange is effected pursuant to this subparagraph (ii) at a time when an Unrestricted Global Security has not yet been issued, the Company shall issue and, upon receipt of an written order of the Company in the form of an Officer’s Certificate, the Transfer Agent shall authenticate one or more Unrestricted Global Securities in an aggregate number equal to the aggregate number of Transfer Restricted Direct Registration Securities transferred or exchanged pursuant to this subparagraph (ii).

(iii) Unrestricted Direct Registration Securities to Beneficial Interests in Unrestricted Global Securities. A Holder of an Unrestricted Direct Registration Security may exchange such Unrestricted Direct Registration Security for a beneficial interest in an Unrestricted Global Security or transfer such Unrestricted Direct Registration Security to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security at any time. Upon receipt of a request for such an exchange or transfer, the Transfer

Agent shall cancel the applicable Unrestricted Direct Registration Security and increase or cause to be increased the aggregate number of TRA Rights represented by one of the Unrestricted Global Securities. If any such transfer or exchange is effected pursuant to this subparagraph (iii) at a time when an Unrestricted Global Security has not yet been issued, the Company shall issue and, upon receipt of an written order of the Company in the form of an Officer’s Certificate, the Transfer Agent shall authenticate one or more Unrestricted Global Securities in an aggregate number of TRA Rights equal to the aggregate number of Unrestricted Direct Registration Securities transferred or exchanged pursuant to this subparagraph (iii).

(iv) Unrestricted Direct Registration Securities to Beneficial Interests in Transfer Restricted Global Securities. An Unrestricted Direct Registration Security cannot be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a beneficial interest in a Transfer Restricted Global Security.

(e) Transfer and Exchange of Direct Registration Securities for Direct Registration Securities. Upon request by a Holder of Direct Registration Securities and such Holder’s compliance with the provisions of this Section 6.4(e), the Security Registrar shall register the transfer or exchange of Direct Registration Securities. Prior to such registration of transfer or exchange, the requesting Holder shall present to the Security Registrar a written instruction of transfer in form satisfactory to the Security Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 6.4(e).

(i) Transfer Restricted Direct Registration Securities to Transfer Restricted Direct Registration Securities. A Transfer Restricted Direct Registration Security may be transferred to and registered in the name of a Person who takes delivery thereof in the form of a Transfer Restricted Direct Registration Security if the Security Registrar receives the following:

(1) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form attached as Exhibit B hereto;

(2) if the transfer will be made pursuant to Rule 903 or Rule 904 under the Securities Act, then the transferor must deliver a certificate in the form attached as Exhibit B hereto;

(3) following registration of the resale of any of the TRA Rights under the Securities Act, if the transfer will be made pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate in the form attached as Exhibit B hereto;

(4) if the transfer will be made to an IAI in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (1) through (3) above, a certificate in the form attached as Exhibit B hereto, including the certifications, certificates and Opinion of Counsel, if applicable;

(5) if such transfer will be made to the Company or a Subsidiary thereof, a certificate in the form attached as Exhibit B hereto; and

(6) if such transfer will be made during the Initial Holder Restricted Period, the transferor and, if applicable, the transferee must deliver a certificate in the form attached as Exhibit D hereto.

(ii) Transfer Restricted Direct Registration Securities to Unrestricted Direct Registration Securities. Following the registration of the resale of any of the TRA Rights under the Securities Act, any Transfer Restricted Direct Registration Security may be exchanged by the Holder thereof for an Unrestricted Direct Registration Security or transferred to a Person who takes delivery thereof in the form of an Unrestricted Direct Registration Security if the Security Registrar receives the following:

(1) if the Holder of such Transfer Restricted Direct Registration Security proposes to exchange such Transfer Restricted Direct Registration Security for an Unrestricted Direct Registration Security, a certificate from such Holder in the form attached as Exhibit B hereto; or

(2) if the Holder of such Transfer Restricted Direct Registration Security proposes to transfer such TRA Rights to a Person who shall take delivery thereof in the form of an Unrestricted Direct Registration Security, a certificate from such Holder in the form attached as Exhibit B hereto, and, in each such case, if the Company or the Security Registrar so request, an Opinion of Counsel in form reasonably acceptable to the Company and the Security Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Securities Legend are no longer required in order to maintain compliance with the Securities Act.

(iii) Unrestricted Direct Registration Securities to Unrestricted Direct Registration Securities. A Holder of an Unrestricted Direct Registration Security may transfer such Unrestricted Direct Registration Security to a Person who takes delivery thereof in the form of an Unrestricted Direct Registration Security at any time. Upon receipt of a request to register such a transfer, the Security Registrar shall register the Unrestricted Direct Registration Securities pursuant to the instructions from the Holder thereof.

(iv) Unrestricted Direct Registration Securities to Transfer Restricted Direct Registration Securities. An Unrestricted Direct Registration Security cannot be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a Transfer Restricted Direct Registration Security.

(f) Legend. Each Transfer Restricted Global Security shall bear, and each Transfer Restricted Direct Registration Security shall be deemed to bear, a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only) (the “Restricted Securities Legend”):

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT: (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS AN “ACCREDITED INVESTOR” (WITHIN THE MEANING OF RULE 501(a) OF THE SECURITIES ACT) (OR, WITH RESPECT TO ANY HOLDER WHO ACQUIRES THIS SECURITY OR AN INTEREST THEREIN FROM AN INITIAL HOLDER (AS DEFINED IN THE TAX RECEIVABLE AGREEMENT), AN “INSTITUTIONAL ACCREDITED INVESTOR” (WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF THE SECURITIES ACT)), OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL “ACCREDITED INVESTOR” (WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF THE SECURITIES ACT) WHO DELIVERS A CERTIFICATE TO THE COMPANY AND THE TRANSFER AGENT IN THE FORM ATTACHED AS EXHIBIT C TO THE TAX RECEIVABLE AGREEMENT IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 903 OR RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) FOLLOWING THE REGISTRATION OF THE RESALE OF ANY OF THE SECURITIES UNDER THE SECURITIES ACT, OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE SECURITY REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.”

Each Regulation S Global Security shall bear, and each Regulation S Direct Registration Security shall be deemed to bear, the following additional legend:

“BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON, NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON, AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.”

Each Direct Registration Security shall be deemed to bear a legend (the “Initial Holder Restricted Period Legend”) in substantially the following form during the Initial Holder Restricted Period:

THE TRA RIGHTS REPRESENTED BY THIS SECURITY ARE ALSO SUBJECT TO THE TRANSFER RESTRICTIONS IN THE TAX RECEIVABLE AGREEMENT BY AND BETWEEN TEX ENERGY LLC (THE “COMPANY”) AND AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, AS TRANSFER AGENT. THE TAX RECEIVABLE AGREEMENT RESTRICTS THE TRANSFER, SALE OR OTHER DISPOSITION OF THE TRA RIGHTS (AND ANY INTEREST THEREIN) DURING THE INITIAL HOLDER RESTRICTED PERIOD (AS DEFINED IN THE TAX RECEIVABLE AGREEMENT), SUBJECT TO THE SPECIFIED EXCEPTIONS IN THE TAX RECEIVABLE AGREEMENT. BY ITS ACQUISITION HEREOF, THE HOLDER AGREES THAT IT WILL COMPLY WITH ALL OF THE TRANSFER RESTRICTIONS IN THE TAX RECEIVABLE AGREEMENT DURING THE INITIAL HOLDER RESTRICTED PERIOD. ANY TRANSFER, SALE OR OTHER DISPOSITION OF THE TRA RIGHTS (OR ANY INTEREST THEREIN) IN VIOLATION OF SUCH RESTRICTIONS SHALL BE DEEMED VOID AB INITIO AND THE COMPANY AND THE TRANSFER AGENT SHALL NOT RECOGNIZE ANY SUCH TRANSFER, SALE OR OTHER DISPOSITION.

(g) Cancellation or Adjustment of Global Security. At such time as all beneficial interests in a particular Global Security have been exchanged for Direct Registration Securities or a particular Global Security has been repurchased or cancelled in whole and not in part, such Global Security will be returned to or retained and cancelled by the Security Registrar in accordance with Section 6.7. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security or for Direct Registration Securities, the aggregate number of TRA Rights represented by such Global Security will be reduced accordingly and an endorsement will be made on such Global Security by the Security Registrar or by the Depositary at the direction of the Security Registrar to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security, such other Global Security will be increased accordingly and an endorsement will be made on such Global Security by the Security Registrar or by the Depositary at the direction of the Security Registrar to reflect such increase.

(i) Obligations with Respect to Transfers and Exchanges of TRA Rights.

(i) To permit registrations of transfers and exchanges, the Company shall execute and the Transfer Agent shall authenticate Global Securities upon receipt of a Company Order in accordance with Section 6.4 or at the Security Registrar’s request.

(ii) No service charge will be made to a Holder of a beneficial interest in a Global Security or to a Holder of a Direct Registration Security for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith, other than exchanges pursuant to Section 10.7(b).

(v) All Global Securities and Direct Registration Securities issued upon any registration of transfer or exchange of Global Securities or Direct Registration Securities will be the valid securities of the Company, evidencing the same rights, and entitled to the same benefits under this Agreement, as the Global Securities or Direct Registration Securities surrendered upon such registration of transfer or exchange.

(vi) The Transfer Agent will authenticate Global Securities in accordance with the provisions of Section 6.3.

(vii) The Transfer Agent shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the TRA Rights or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice or the payment of any amount, under or with respect to such TRA Rights. All notices and communications to be given to the Holders and all payments to be made to the Holders under the TRA Rights shall be given or made only to the registered Holders (which shall be the Depositary or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Transfer Agent may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners. The Transfer Agent shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Agreement or under applicable law with respect to any transfer of any interest in any TRA Right (including any transfers between or among Depositary participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Agreement, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 6.5 Mutilated, Destroyed, Lost and Stolen TRA Rights.

(a) If (i) any mutilated Global Security is surrendered to the Transfer Agent, or (ii) the Company and the Transfer Agent receive evidence to their satisfaction of the destruction, loss or theft of any Global Security, and there is delivered to the Company and the

Transfer Agent such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Transfer Agent that such Global Security has been acquired by a bona fide purchaser, the Company shall execute and, upon delivery of a Company Order, the Transfer Agent shall authenticate and deliver, in exchange for any such mutilated Global Security or in lieu of any such destroyed, lost or stolen Global Security, a new TRA Right, in the form of either a Global Security or a Direct Registration Security, of like tenor and amount of TRA Rights, bearing a number not contemporaneously outstanding.

(b) Every new TRA Right issued pursuant to this Section 6.5 in lieu of any destroyed, lost or stolen Global Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Global Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Agreement equally and proportionately with any and all other TRA Rights duly issued hereunder.

(c) The provisions of this Section 6.5 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Global Securities.

Section 6.6 Persons Deemed Owners. Prior to the time of due presentment for registration of transfer, the Company, the Transfer Agent and any agent of the Company or the Transfer Agent may treat the Person in whose name any TRA Right is registered in the Security Register as the owner of such TRA Right for the purpose of receiving payment on such TRA Right and for all other purposes whatsoever, and neither the Company, the Transfer Agent nor any agent of the Company or the Transfer Agent shall be affected by notice to the contrary.

Section 6.7 Cancellation. All TRA Rights surrendered for payment, registration of transfer or exchange shall, if surrendered by a Holder to the Company, be delivered to the Transfer Agent and shall be promptly cancelled by it. In addition, the Company may at any time deliver to the Transfer Agent for cancellation any Global Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Global Securities so delivered shall be promptly cancelled by the Transfer Agent. No TRA Rights shall be authenticated in lieu of or in exchange for any TRA Rights cancelled as provided in this Section 6.7, except as expressly permitted by this Agreement. All cancelled Global Securities held by the Transfer Agent shall be destroyed and a certificate of destruction shall be issued by the Transfer Agent to the Company, unless otherwise directed by a Company Order.

Notwithstanding any other provision of this Agreement or the TRA Rights, if the Company receives any TRA Rights pursuant to the terms of the Escrow Agreements, the Company shall deliver such TRA Rights to the Transfer Agent for cancellation as soon as reasonably practicable thereafter and shall not be entitled to any TRA Payment in respect of such TRA Rights. Any cash returned to the Transfer Agent pursuant to the Escrow Agreements in respect of such cancelled TRA Rights shall be distributed to the Holders pro rata on the date that the next TRA Payment is made.

Section 6.8 CUSIP Numbers, ISINs, Etc. The Company in issuing the TRA Rights may use CUSIP numbers, ISINs and “Common Code” numbers (if then generally in use), and, in such case, the Transfer Agent shall use CUSIP numbers, ISINs and “Common Code” numbers in notices to the Holders as a convenience to the Holders; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the TRA Rights or as contained in any notices and that reliance may be placed only on the other identification numbers printed on the TRA Rights, and any such notice shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Transfer Agent of any change in any applicable CUSIP numbers, ISINs and “Common Code” numbers.

Section 6.9 Escrow Agreements. Notwithstanding any provision of this Agreement or the TRA Rights, (i) the Company may issue the TRA Rights to TCEH on the Issue Date, (ii) TCEH shall be deemed to be in compliance with the deemed representation in clause (1) of the Restricted Securities Legend and (iii) the TRA Rights may be placed into the Escrow Accounts and distributed in accordance with the Escrow Agreements without compliance with Section 6.2(e)(iii) or the Initial Holder Restricted Period Legend included on the TRA Rights.

ARTICLE VII

THE TRANSFER AGENT

Section 7.1 Certain Duties and Responsibilities.

(a) With respect to the Holders, the Transfer Agent, prior to the occurrence of Material Breach and after the curing or waiving of any Material Breach which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and no implied covenants shall be read into this Agreement against the Transfer Agent. In case a Material Breach of this Agreement has occurred (which has not been cured or waived), the Transfer Agent shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b) In the absence of bad faith on its part, prior to the occurrence of a Material Breach and after the curing or waiving of any Material Breach which may have occurred, the Transfer Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon attestations, reports, certificates or opinions furnished to the Transfer Agent which conform to the requirements of this Agreement; but in the case of any such attestations, reports, certificates or opinions which by any provision hereof are specifically required to be furnished to the Transfer Agent, the Transfer Agent shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Agreement.

(c) No provision of this Agreement shall be construed to relieve the Transfer Agent from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that (i) this Section 7.1(c) shall not be construed to limit the effect of Section 7.1(a) or Section 7.1(b); (ii) the Transfer Agent shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Transfer Agent was negligent in ascertaining the pertinent facts; and (iii) the Transfer Agent shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders or exercising any power conferred upon the Transfer Agent, under this Agreement.

(d) Whether or not therein expressly so provided, every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Transfer Agent shall be subject to the provisions of this Section 7.1.

Section 7.2 Certain Rights of the Transfer Agent. Subject to the provisions of Section 7.1, including the duty of care that the Transfer Agent is required to exercise upon the occurrence of a Material Breach:

(a) the Transfer Agent may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, attestation, opinion, report, notice, request, direction, consent, order, approval, appraisal or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties and the Transfer Agent need not investigate any fact or matter stated in the document;

(b) any request or direction or order of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board may be sufficiently evidenced by a Board Resolution, and the Transfer Agent shall not be liable for any action it takes or omits to take in good faith reliance thereon;

(c) whenever in the administration of this Agreement the Transfer Agent shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Transfer Agent (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate, and the Transfer Agent shall not be liable for any action it takes or omits to take in good faith reliance thereupon or upon an Opinion of Counsel;

(d) the Transfer Agent may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(e) the Transfer Agent shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement at the request or direction of any of the Holders pursuant to this Agreement, unless such Holders shall have offered to the Transfer Agent reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(f) the Transfer Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, attestation, report, notice, request, consent, order, approval, appraisal or other paper or document, but the Transfer Agent in its discretion may make such further inquiry or investigation into such facts or matters as it may see fit, and if the Transfer Agent shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney, as necessary for such inquiry or investigation at the sole cost of the Company and shall incur no liability of any kind by reason of such inquiry or investigation other than as a result of Transfer Agent’s gross negligence or willful misconduct;

(g) the Transfer Agent may execute any of the powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, and the Transfer Agent shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h) the Transfer Agent shall not be liable for any action taken, suffered or omitted to be taken by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(i) the rights, privileges, protections, immunities and benefits given to the Transfer Agent, including its right to be indemnified, are extended to each agent, custodian and other Person employed to act hereunder;

(j) in no event shall the Transfer Agent be responsible or liable for special, indirect or consequential loss or damage of any kind whatsoever (including loss of profit) irrespective of whether the Transfer Agent has been advised of the likelihood of such loss or damage and regardless of the form of action;

(k) the Transfer Agent shall not be deemed to have notice of any breach of this Agreement or Material Breach unless a Responsible Officer of the Transfer Agent has actual knowledge thereof or unless written notice thereof has been received by such Responsible Officer at the offices of the Transfer Agent and such notice references the TRA Rights and this Agreement and the fact that such notice constitutes notification of a breach of this Agreement or Material Breach. In the absence of such notice, the Transfer Agent may conclusively assume there is no Material Breach except as aforesaid;

(l) the Transfer Agent shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder;

(m) the permissive rights of the Transfer Agent enumerated in this Agreement shall not be construed as duties hereunder; and

(n) in no event shall the Transfer Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities or communications services; it being understood that the Transfer Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 7.3 Not Responsible for Recitals. The Recitals contained herein and in any Global Securities or other certificates representing the TRA Rights, except the Transfer Agent’s certificates of authentication, shall be taken as the statements of the Company, and the Transfer Agent assumes no responsibility for their correctness. The Transfer Agent makes no representations as to the validity or sufficiency of this Agreement or of the TRA Rights.

Section 7.4 May Hold TRA Rights. The Transfer Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of TRA Rights, and may otherwise deal with the Company with the same rights it would have if it were not Transfer Agent, Security Registrar or such other agent.

Section 7.5 Money Held in Trust. Money held by the Transfer Agent in trust hereunder need not be segregated from other funds except to the extent required by applicable law. The Transfer Agent shall be under no liability for interest on any money received by it hereunder.

Section 7.6 Compensation and Reimbursement. The Company agrees:

(a) to pay to the Transfer Agent from time to time reasonable compensation for all services rendered by it hereunder in such amount as the Company and the Transfer Agent shall agree from time to time (which compensation shall not be limited by any provision of law or regulation in regard to the compensation of a trustee of an express trust);

(b) except as otherwise expressly provided herein, to reimburse the Transfer Agent upon its request for all reasonable and documented out-of-pocket expenses, disbursements and advances incurred or made by the Transfer Agent in accordance with any provision of this Agreement (including the reasonable and documented compensation and the reasonable and documented expenses and disbursements of its third-party agents and counsel), except any such expense, disbursement or advance as may be attributable to the Transfer Agent’s bad faith, gross negligence or willful misconduct; and

(c) to indemnify the Transfer Agent and each of its agents, officers, directors and employees for, and to hold it harmless against, any loss, liability or expense (including reasonable and documented attorney’s fees and expenses) incurred without negligence or bad faith on its part, arising out of or in connection with the exercise or performance of any of its powers or duties hereunder, including the reasonable and documented out-of-pocket costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

The Company’s obligations pursuant to this Section 7.6 shall survive the termination of this Agreement. When the Transfer Agent incurs expenses after the occurrence of a Material Breach specified in Section 8.1(a)(iv) or 8.1(a)(v) with respect to the Company, the expenses are intended to constitute expenses of administration under bankruptcy laws.

Section 7.7 Corporate Transfer Agent Required; Eligibility. There shall at all times be a Transfer Agent hereunder which has a combined capital and surplus of at least fifty million dollars ($50,000,000). If the Transfer Agent publishes reports of condition at least annually, pursuant to applicable law or the requirements of a supervising or examining authority, then for purposes of this Section 7.7, the combined capital and surplus of the Transfer Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Transfer Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this ARTICLE VII.

Section 7.8 Resignation and Removal; Appointment of Successor.

(a) No resignation or removal of the Transfer Agent and no appointment of a successor Transfer Agent pursuant to this ARTICLE VII shall become effective until the acceptance of appointment by the successor Transfer Agent under Section 7.9.

(b) The Transfer Agent, or any transfer agent or transfer agents hereafter appointed, may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Transfer Agent shall not have been delivered to the Transfer Agent within thirty (30) days after the giving of such notice of resignation, the resigning Transfer Agent may petition any court of competent jurisdiction for the appointment of a successor Transfer Agent.

(c) The Transfer Agent may be removed at any time by written notice of a Majority of the Holders delivered to the Transfer Agent and to the Company.

(d) If at any time:

(i) the Transfer Agent shall cease to be eligible under Section 7.7 and shall fail to resign after written request therefor by the Company or by any Holder, or

(ii) the Transfer Agent shall become incapable of acting or shall be adjudged bankrupt or insolvent, or a receiver of the Transfer Agent or of its property shall be appointed, or any public officer shall take charge or control of the Transfer Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (x) the Company, by a Board Resolution, may remove the Transfer Agent, or (y) any Holder who has been a bona fide Holder for at least six (6) months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Transfer Agent and the appointment of a successor Transfer Agent.

(e) If the Transfer Agent shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Transfer Agent for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Transfer Agent. If, within one year after any removal by a Majority of the Holders, a successor Transfer Agent shall be appointed by act of a Majority of the Holders delivered to the Company and the retiring Transfer Agent, the successor Transfer Agent so appointed shall, forthwith upon its acceptance of such appointment in accordance with Section 7.10, become the successor Transfer Agent and supersede the successor Transfer Agent appointed by the Company. If no successor Transfer Agent shall have been so appointed by the Company or a Majority of the Holders and accepted appointment within sixty (60) days after the retiring Transfer Agent tenders its resignation or is removed, the retiring Transfer Agent may (at the expense of the Company), or, any Holder who has been a bona fide Holder for at least six (6) months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Transfer Agent. If any Transfer Agent is removed with or without cause, all fees and expenses (including the reasonable fees and expenses (including the reasonable fees and expenses of counsel) of such Transfer Agent incurred in performing its duties hereunder) shall be paid to such Transfer Agent.

(f) The Company shall give notice of each resignation and each removal of the Transfer Agent and each appointment of a successor Transfer Agent to the Holders as set forth in Section 10.15. Each notice shall include the name and address of the successor Transfer Agent. If the Company fails to send such notice within ten (10) days after acceptance of appointment by a successor Transfer Agent, it shall not be a breach under this Agreement but the successor Transfer Agent shall cause the notice to be delivered at the expense of the Company.

Section 7.9 Acceptance of Appointment of Successor.

(a) Every successor Transfer Agent appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Transfer Agent an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Transfer Agent shall become effective and such successor Transfer Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers and duties of the retiring Transfer Agent; but, upon request of the Company or the successor Transfer Agent, such retiring Transfer Agent shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Transfer Agent all the rights, powers and duties of the retiring Transfer Agent, and shall duly assign, transfer and deliver to such successor Transfer Agent all property and money held by such retiring Transfer Agent pursuant to this Agreement. Upon request of any such successor Transfer Agent, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Transfer Agent all such rights, powers and duties.

(b) No successor Transfer Agent shall accept its appointment unless at the time of such acceptance such successor Transfer Agent shall be qualified and eligible under this ARTICLE VII.

Section 7.10 Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Transfer Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Transfer Agent shall be a party, or any corporation succeeding to all or substantially all of the transfer agent business of the Transfer Agent, by sale or otherwise shall be the successor of the Transfer Agent hereunder, provided such corporation shall be otherwise qualified and eligible under this ARTICLE VII, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any TRA Rights shall have been authenticated, but not delivered by the Transfer Agent then in office, any successor by merger, conversion, sale or consolidation to such authenticating Transfer Agent may adopt such authentication and deliver the TRA Rights so authenticated with the same effect as if such successor Transfer Agent had itself authenticated such TRA Rights; and such certificate of authentication shall have the full force which it is anywhere in the TRA Rights or in this Agreement provided that a certificate of authentication of the Transfer Agent shall have; provided, that the right to adopt the certificate of authentication of any predecessor Transfer Agent shall apply only to its successor or successors by merger, conversion or consolidation.

ARTICLE VIII

REMEDIES OF THE TRANSFER AGENT AND HOLDERS

ON OCCURRENCE OF A MATERIAL BREACH

Section 8.1 Material Breach Defined.

(a) “Material Breach” with respect to the TRA Rights means each one of the following events which shall have occurred and be continuing (whatever the reason for such Material Breach and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(i) failure by the Company to make any TRA Payment within thirty (30) days of the date that such payment is required to be made pursuant to the terms of this Agreement (taking into account Section 4.2);

(ii) material default in the performance, or breach in any material respect, of any covenant or warranty of the Company in respect of the TRA Rights (other than a covenant or warranty in respect of the TRA Rights, a default in whose performance or whose breach is elsewhere in this Section 8.1 specifically dealt with);

(iii) failure by the Company for one hundred twenty (120) days, after written notice given by the Transfer Agent or the Acting Holders (with a copy to the Transfer Agent) to comply with any of its obligations, covenants or agreements under Section 5.4;

(iv) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (1) liquidation, reorganization or other relief in respect of the Company or any of its Significant Subsidiaries, or all or substantially all of their property or assets, under any applicable federal, state or foreign bankruptcy, insolvency, receivership or other similar law now or hereafter in effect, or (2) the appointment of a receiver, liquidator, assignee, custodian, conservator, trustee, sequestrator, or similar official for the Company or any of its Significant Subsidiaries or for all or substantially all of their property or assets and, in any such case, such proceeding, petition, or appointment shall continue undismissed or stayed for sixty (60) consecutive days or an order for relief approving or ordering any of the foregoing shall be entered;

(v) the Company or any of its Significant Subsidiaries shall commence a voluntary case under any applicable federal, state or foreign bankruptcy, insolvency, receivership or other similar law now or hereafter in effect, or consent to the institution of, or fail to contest, any proceeding or petition described in Section 8.1(a)(iv), or apply for or consent to the appointment of, or taking possession by, a receiver, liquidator, assignee, custodian, conservator, trustee, sequestrator or similar official for the Company or any of its Significant Subsidiaries or for a substantial part of their property or assets, or file an answer admitting the material allegations of a petition filed against it in any such proceeding, or make any general assignment for the benefit of creditors.

(b) In the case of a Material Breach pursuant to Sections 8.1(a)(iv) or (v), all amounts payable under the TRA Rights, including the Termination Payment in accordance with Section 2.3(e), shall automatically become due and payable immediately, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are waived by the Company and its Substantial Subsidiaries.

(c) If a Material Breach occurs and is continuing, and is not cured by the Company pursuant to Section 8.3 (if applicable) or waived by the Holders as described in Section 8.4, then, and in each and every such case, either the Transfer Agent or the Transfer Agent at the direction of the Acting Holders shall bring suit to protect the rights of the Holders, including to obtain payment for any amounts then due and payable, which amounts shall bear interest at the Default Rate as described in Section 4.1 until payment is made to the Transfer Agent.

Section 8.2 Notice of Breach.

(a) The Transfer Agent shall transmit to the Holders notice in accordance with Section 10.15 of all breaches which have occurred and are known to the Transfer Agent (including any breach the Transfer Agent is notified of by the Company pursuant to Section 8.2(b)), such notice to be transmitted promptly after the occurrence thereof, unless such defaults shall have been cured before the giving of such notice (the term “breach” for the purposes of this Section 8.2 being hereby defined to mean any event or condition which is, or with notice or lapse of time or both would become, a Material Breach); provided, that except in the case of default in the payment of the any TRA Payment pursuant to Section 8.1(a)(i), the Transfer Agent shall be protected in withholding such notice if and so long as the board of directors, the executive committee, and/or Responsible Officers of the Transfer Agent in good faith determines that the withholding of such notice is in the interests of the Holders.

(b) The Company shall promptly notify the Transfer Agent of all Material Breaches which have occurred and are known to the Company, unless such Material Breaches shall have been cured before the giving of such notice.

(c) The Transfer Agent shall promptly notify the Company of all breaches which have occurred and are known to the Transfer Agent (including any breach the Transfer Agent is notified of by the Acting Holders pursuant to Section 8.2(d), but excluding any breach the Transfer Agent is notified of by the Company pursuant to Section 8.2(b)), unless, to the Transfer Agent’s knowledge, such breaches shall have been cured before the giving of such notice; provided, that except in the case of default in the payment of the any TRA Payment pursuant to Section 8.1(a)(i), the Transfer Agent shall be protected in withholding such notice if and so long as the board of directors, the executive committee, and/or Responsible Officers of the Transfer Agent in good faith determines that the withholding of such notice is in the interests of the Holders.

(d) The Acting Holders may notify the Transfer Agent of breaches which have occurred and are known to such Acting Holders.

Section 8.3 Cure Period. If a Material Breach (other than a Material Breach pursuant to Sections 8.1(a)(i), (iv) or (v)) is cured by the Company within ninety (90) days of (i) receiving written notice of such breach from the Transfer Agent pursuant to Section 8.2(c) or (ii) providing notice of such breach to the Transfer Agent pursuant to Section 8.2(b), then the Company, the Transfer Agent and the Holders shall be restored to their former positions and rights hereunder as if such Material Breach did not occur.

Section 8.4 Waiver of Past Breaches. In the case of a Material Breach, the Majority of the Holders by written notice to the Transfer Agent and the Company may waive any such Material Breach and its consequences. In the case of any such waiver, such Material Breach shall be deemed to have been cured and not to have occurred, and the Company, the Transfer Agent and the Holders shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Material Breach or impair any right consequent therefrom.

Section 8.5 Collection by the Transfer Agent.

(a) The Company covenants that in case a Material Breach occurs and is continuing, and is not cured pursuant to Section 8.3 (if applicable) or waived pursuant to Section 8.4, the Company will pay to the Transfer Agent for the benefit of the Holders the whole amount that then shall have become due and payable on all TRA Rights (with interest at the Default Rate as described in Section 4.1, including the Termination Payment in accordance with Section 2.3(e)); and in addition thereto, such further amount as shall be sufficient to cover the reasonable out-of-pocket costs and expenses of collection, including reasonable compensation to the Transfer Agent and each predecessor Transfer Agent, their respective agents, attorneys and counsel, and any expenses and liabilities incurred, and all advances made, by the Transfer Agent and each predecessor Transfer Agent, except as a result of its (or its respective agents, attorneys and counsel) gross negligence, bad faith or willful misconduct.

(b) The Transfer Agent may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Transfer Agent shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Agreement or in aid of the exercise of any power granted herein, or to enforce any other remedy; provided, that the Transfer Agent shall seek specific performance of this Agreement (instead of recovery of amounts due and owing hereunder) only at the direction of a Majority of the Holders.

(c) In case the Company shall fail forthwith to pay such amounts upon such demand, the Transfer Agent, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Company upon such TRA Rights and collect in the manner provided by law out of the property of the Company upon such TRA Rights, wherever situated, the monies adjudged or decreed to be payable.

(d) In any judicial proceedings relative to the Company upon the TRA Rights, irrespective of whether any amount is then due and payable with respect to the TRA Rights, the Transfer Agent is authorized:

(i) to file and prove a claim or claims for the whole amount owing and unpaid in respect of the TRA Rights, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Transfer Agent (including any claim for reasonable compensation to the Transfer Agent and each predecessor Transfer Agent, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Transfer Agent and each predecessor Transfer Agent, except as a result of gross negligence, bad faith or willful misconduct) and of the Holders allowed in any judicial proceedings relative to the Company upon the TRA Rights, or to their respective property;

(ii) unless prohibited by and only to the extent required by applicable law, to vote on behalf of the Holders in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency proceedings or Person performing similar functions in comparable proceedings; and

(iii) to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Holders and of the Transfer Agent on their behalf; and any trustee, receiver, or liquidator, custodian or other similar official is hereby authorized by each of the Holders to make payments to the Transfer Agent, and, in the event that the Transfer Agent shall consent to the making of payments directly to the Holders, to pay to the Transfer Agent such amounts as shall be sufficient to cover reasonable compensation to the Transfer Agent, each predecessor Transfer Agent and their respective agents, attorneys and counsel, and all other reasonable expenses and liabilities incurred, and all advances made, by the Transfer Agent and each predecessor Transfer Agent, except as a result of its bad faith, gross negligence or willful misconduct, and all other amounts due to the Transfer Agent or any predecessor Transfer Agent pursuant to Section 7.6. To the extent that such payment of reasonable compensation, expenses, disbursements, advances and other amounts out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property which the Holders may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

(iv) Nothing herein contained shall be deemed to authorize the Transfer Agent to authorize or consent to or vote for or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the TRA Rights, or the rights of any Holder thereof, or to authorize the Transfer Agent to vote in respect of the claim of any Holder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

(e) All rights of action and of asserting claims under this Agreement, or under any of the TRA Rights, may be enforced by the Transfer Agent without the possession of any of the TRA Rights or the production thereof and any trial or other proceedings instituted by the Transfer Agent shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Transfer Agent, each predecessor Transfer Agent and their respective agents and attorneys, shall be for the ratable benefit of the Holders.

(f) In any proceedings brought by the Transfer Agent (and also any proceedings involving the interpretation of any provision of this Agreement to which the Transfer Agent shall be a party) the Transfer Agent shall be held to represent all the Holders, and it shall not be necessary to make any Holders parties to any such proceedings.

Section 8.6 Application of Proceeds. Any monies collected by the Transfer Agent pursuant to this ARTICLE VIII in respect of any TRA Rights shall be applied in the following order at the date or dates fixed by the Transfer Agent:

(a) FIRST: To the payment of costs and expenses in respect of which monies have been collected, including reasonable compensation to the Transfer Agent and each predecessor Transfer Agent and their respective agents and attorneys and of all expenses and liabilities incurred, and all advances made, by the Transfer Agent and each predecessor Transfer Agent, except as a result of its bad faith, gross negligence or willful misconduct, and all other amounts due to the Transfer Agent or any predecessor Transfer Agent pursuant to Section 7.6;

(b) SECOND: To the payment of the whole amount then owing and unpaid upon all the TRA Rights, with interest at the Default Rate on all such amounts as described in Section 4.1 (which shall be distributed by the Transfer Agent to each Holder based on such Holder’s Ownership Percentage at the time of such payment (or on an applicable record date established by the Board of the Company)) and in case such monies shall be insufficient to pay in full the whole amount so due and unpaid upon the TRA Rights, then to the payment of such amounts without preference or priority of any TRA Right over any other TRA Rights, ratably to the aggregate of such amounts due and payable; and

(c) THIRD: To the payment of the remainder, if any, to the Company or any other Person lawfully entitled thereto.

Section 8.7 Suits for Enforcement. In case a Material Breach occurs and is continuing, and is not cured pursuant to Section 8.3 (if applicable) or waived pursuant to Section 8.4, the Transfer Agent may in its discretion proceed to protect and enforce the rights vested in it by this Agreement by such appropriate judicial proceedings as the Transfer

Agent shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement or to enforce any other legal or equitable right vested in the Transfer Agent by this Agreement or by law; provided, that the Transfer Agent shall seek specific performance of this Agreement (instead of recovery of amounts due and owing hereunder) only at the direction of a Majority of the Holders.

Section 8.8 Restoration of Rights. In case the Transfer Agent or any Holder shall have proceeded to enforce any right under this Agreement and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Transfer Agent or to such Holder, then and in every such case the Company and the Transfer Agent and the Holders shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Company, the Transfer Agent and the Holders shall continue as though no such proceedings had been taken.

Section 8.9 Limitations on Suits by Holders. No Holder shall have any right by virtue or by availing of any provision of this Agreement to institute any action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to this Agreement, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy hereunder, unless such Holder previously shall have given to the Transfer Agent a written notice specifying a Material Breach, and of the continuance thereof, and unless also the Acting Holders shall have made written request upon the Transfer Agent to institute such action or proceedings in its own name as trustee hereunder and shall have offered to the Transfer Agent such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Transfer Agent for fifteen (15) days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action or proceeding and no direction inconsistent with such written request shall have been given to the Transfer Agent pursuant to Section 8.12. For the protection and enforcement of the provisions of this Section 8.9, each and every Holder and the Transfer Agent shall be entitled to such relief as can be given either at law or in equity.

Section 8.10 Unconditional Right of Holders. Notwithstanding any other provision in this Agreement and any provision of any TRA Right, the right of any Holder to receive payment of the amounts payable in respect of its TRA Right on or after the respective due dates expressed in such TRA Right, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 8.11 Powers and Remedies.

(a) Except as provided in Section 8.9, no right or remedy herein conferred upon or reserved to the Transfer Agent or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

(b) No delay or omission of the Transfer Agent or of any Holder to exercise any right or power accruing upon any Material Breach occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Material Breach or an acquiescence therein; and, subject to Section 8.9, every power and remedy given by this Agreement or by law to the Transfer Agent or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Transfer Agent or by the Holders.

Section 8.12 Control by Holders.

(a) The Acting Holders (or, if there are multiple groups of Acting Holders, the group of Acting Holders whose members have the largest aggregate Ownership Percentage) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Transfer Agent, or exercising any power conferred on the Transfer Agent with respect to the TRA Rights by this Agreement; provided, that such direction shall not be otherwise than in accordance with law and the provisions of this Agreement; provided, further, that subject to the provisions of Section 7.1, the Transfer Agent shall have the right to decline to follow any such direction if the Transfer Agent, being advised by counsel, shall determine that the action or proceeding so directed may not lawfully be taken or if the Transfer Agent in good faith by its board of directors, the executive committee or a committee of directors or Responsible Officers of the Transfer Agent shall determine that the action or proceedings so directed would involve the Transfer Agent in personal liability or if the Transfer Agent in good faith shall so determine that the actions or forbearances specified in or pursuant to such direction would be unduly prejudicial to the interests of Holders not joining in the giving of said direction.

(b) Nothing in this Agreement shall impair the right of the Transfer Agent in its discretion to take any action deemed proper by the Transfer Agent and which is not inconsistent with such direction or directions by Holders.

Section 8.13 Filing of Undertaking to Pay Costs. All parties hereto agree, and each Holder by its acceptance of its TRA Rights shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Agreement or in any suit against the Transfer Agent for any action taken, suffered or omitted by it as the Transfer Agent, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including attorney’s fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 8.13 shall not apply to any suit instituted by the Transfer Agent, to any suit instituted by the Acting Holders or to any suit instituted by any Holder for the enforcement of any TRA Payment on or after the Payment Date of such TRA Payment.

ARTICLE IX

SUBORDINATION OF THE TRA RIGHTS

Section 9.1 Agreement to Subordinate in Right of Payment. The Company agrees, and each Holder by accepting a TRA Right agrees, that the obligation evidenced by the TRA Rights is and shall be subordinated and junior in right of payment, to the extent and in the manner provided in this ARTICLE IX, to the prior payment in full in cash of all existing and future Senior Indebtedness of the Company and that the subordination is for the benefit of and enforceable by the holders of such Senior Indebtedness. The TRA Rights shall rank (a) pari passu in right of payment with all existing and future Pari Passu Indebtedness of the Company and all other obligations of the Company that do not constitute Indebtedness of the Company and (b) senior in right of payment to all existing and future Subordinated Indebtedness of the Company, and only Indebtedness of the Company that is Senior Indebtedness of the Company shall rank senior to the TRA Rights in accordance with the provisions set forth herein. For purposes of this Agreement, the Senior Indebtedness shall not be deemed to have been paid in full until the Discharge of Senior Indebtedness shall have occurred.

Section 9.2 Liquidation, Dissolution, Bankruptcy. Upon any payment or distribution of the assets of the Company to creditors upon a total or partial liquidation or a total or partial dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property:

(a) holders of Senior Indebtedness of the Company shall be entitled to receive payment in full in cash of such Senior Indebtedness (including interest accruing after, or which would accrue but for, the commencement of any such proceeding at the rate specified in the applicable Senior Indebtedness, whether or not a claim for such interest would be allowed) before Holders of the TRA Rights shall be entitled to receive any payment on the TRA Rights; and

(b) until the Senior Indebtedness of the Company is paid in full in cash, any payment or distribution to which the Holders would be entitled but for this ARTICLE IX shall be made to holders of such Senior Indebtedness as their interests may appear.

Section 9.3 Default on Senior Indebtedness. The Company shall not pay any amounts payable under the TRA Rights for so long as:

(a) a payment default on Senior Indebtedness of the Company occurs and is continuing;

(b) the maturity of any series of Senior Indebtedness of the Company has been accelerated due to the occurrence of an event of default in accordance with its terms; or

(c) any other default occurs and is continuing on any series of Senior Indebtedness of the Company that permits holders of that series of Senior Indebtedness to accelerate its maturity and the Transfer Agent receives a notice of such default from a representative of the holders of such Senior Indebtedness.

Section 9.4 Notice of Termination Payment. If a Termination Payment becomes due as a result of a Material Breach pursuant to Section 2.3(e), the Company shall, to the extent not otherwise filed with the SEC via the EDGAR filing system or otherwise publicly announced, promptly notify the holders of the Senior Indebtedness of the Company (or their representative) in accordance with the applicable agreements evidencing such Senior Indebtedness.

Section 9.5 When Distribution Must be Paid Over. If a distribution is made to the Holders that because of this ARTICLE IX should not have been made to them, the Holders who receive the distribution shall hold it in trust for holders of Senior Indebtedness of the Company and pay it over to them as their interests may appear.

Section 9.6 Subrogation. Each Holder agrees that no payment or distribution to any holder of Senior Indebtedness pursuant to the provisions of this Agreement shall entitle such Holder to exercise any right of subrogation in respect thereof until the Discharge of Senior Indebtedness. A distribution made under this ARTICLE IX to holders of such Senior Indebtedness that otherwise would have been made to the Holders is not, as between the Company and the Holders, a payment by the Company on such Senior Indebtedness.

Section 9.7 Relative Rights. This ARTICLE IX defines the relative rights of the Holders and holders of Senior Indebtedness of the Company. Nothing in this Agreement shall:

(a) impair, as between the Company and the Holders, the obligation of the Company, which is absolute and unconditional, to pay the Holders all amounts owed under this Agreement in accordance with its terms; or

(b) prevent the Transfer Agent or any Holder from exercising its available remedies upon a Material Breach, subject to the rights of holders of Senior Indebtedness of the Company to receive distributions otherwise payable to the Holders.

Section 9.8 Company May Not Impair Subordination. No right of any holder of Senior Indebtedness of the Company to enforce the payment subordination of amounts owed to Holders shall be impaired by any act or failure to act by the Company or any Holder or by the failure of the Company or any Holder to comply with this Agreement.

Section 9.9 Waiver. Each Holder hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the TRA Rights and this and any requirement that any holder of Senior Indebtedness protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against the Company or any other person or entity or any collateral.

Section 9.10 In Furtherance of Subordination. The Holders agree as follows:

(a) If any bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property is commenced, (i) the holders of Senior Indebtedness are hereby irrevocably authorized and empowered (in their own names or in the name of each Holder or otherwise), but shall have no obligation, to demand, sue for, collect and receive every payment or distribution with respect to the TRA Rights and give acquittance therefor and to file claims and proofs of claim and take such other action (including voting the TRA Rights or enforcing any security interest or other lien securing payment of the TRA Rights) as they may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of any such Holder of Senior Indebtedness; and (ii) each Holder shall duly and promptly take such action as the holders of Senior Indebtedness may request (A) to collect the TRA Rights for the account of the holders of Senior Indebtedness and to file appropriate claims or proofs or claim in respect of the TRA Rights, (B) to execute and deliver to the holders of Senior Indebtedness such powers of attorney, assignments, or other instruments as the holders of Senior Indebtedness may request in order to enable the holders of Senior Indebtedness to enforce any and all claims with respect to, and any security interests and other liens securing payment of, the TRA Rights, and (C) to collect and receive any and all payments or distributions which may be payable or deliverable upon or with respect to the TRA Rights.

(b) All payments or distributions upon or with respect to the TRA Rights which are received by any Holder contrary to the provisions of this ARTICLE IX shall be received for the benefit of the holders of Senior Indebtedness, shall be segregated from other funds and property held by such Holder and shall be forthwith paid over to the holders of Senior Indebtedness in the same form as so received (with any necessary indorsement) to be applied (in the case of cash) to, or held as collateral (in the case of non-cash property or securities) for, the payment or prepayment of the Senior Indebtedness.

(c) The holders of Senior Indebtedness are hereby authorized to demand specific performance of the provisions of this ARTICLE IX, at any time when any Holder shall have failed to comply with any of the provisions of this ARTICLE IX applicable to it. Each Holder hereby irrevocably waives any defense based on the adequacy of a remedy at law, which might be asserted as a bar to such remedy of specific performance.

(d) In any bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, to the extent permitted by applicable law, the holders of Senior Indebtedness shall have the exclusive right to exercise any voting rights in respect of the claims of any Holder against the Company with respect to the TRA Rights.

(e) If, at any time, all or part of any payment with respect to any of the Senior Indebtedness theretofore made (whether by the Company or any other Person or enforcement of any right of setoff or otherwise) is rescinded or must otherwise be returned by any of the holders of Senior Indebtedness for any reason whatsoever (including the insolvency, bankruptcy or reorganization of the Company or such other Persons), the subordination provisions set forth in this ARTICLE IX shall continue to be effective or be reinstated, as the case may be, all as though such payment had not been made.

(f) None of the Holders shall object to any claim or motion for relief from the automatic stay filed by any holder of Senior Indebtedness or to the entry of any order or orders approving any cash collateral stipulations, adequate protection stipulations, debtor-in-possession financing arrangement, credit bid, sale or similar stipulations or agreement executed by (or consented to by) the holders of Senior Indebtedness in any bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property.

Section 9.11 Obligations Hereunder Not Affected. All rights and interests of the holders of Senior Indebtedness, and all agreements and obligations of each Holder under this ARTICLE IX, shall remain in full force and effect irrespective of:

(a) any amendment, extension, renewal, compromise, discharge, acceleration or other change in the time for payment or the terms of the Senior Indebtedness or any part thereof;

(b) any taking, holding, exchange, enforcement, waiver, release, failure to perfect, sell or otherwise dispose of any security for payment of any Senior Indebtedness or any guarantee thereof;

(c) the application of security and directing the order or manner of sale thereof as the holders of any Senior Indebtedness in their sole discretion may determine;

(d) the release or substitution of one or more of any endorsers or other guarantors of any of any Senior Indebtedness;

(e) the taking of, or failure to take any action which might in any manner or to any extent vary the risks of the Company or which, but for this Section 9.11 might operate as a discharge of the Company;

(f) any right to proceed against the Company, proceed against or exhaust any security for any Senior Indebtedness, or pursue any other remedy in the power of any holder or Senior Indebtedness, whatsoever;

(g) any benefit of and any right to participate in any security now or hereafter held by any holder of Senior Indebtedness, and

(h) to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties.

This ARTICLE IX shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Indebtedness is rescinded or must otherwise be returned by any holder of Senior Indebtedness upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment had not been made.

ARTICLE X

MISCELLANEOUS

Section 10.1 Notices . All notices hereunder shall be deemed given if in writing and delivered, if sent by electronic mail, courier, or registered or certified mail (return receipt requested) to the following addresses (or at such other addresses as shall be specified by like notice):

If to the Company, to:

TEX Energy LLC

1601 Bryan Street

Dallas, Texas 75201

Attention: Andrew M. Wright

Email: awright@energyfutureholdings.com

with a copy to (which shall not constitute notice):

Gibson, Dunn & Crutcher LLP

2100 McKinney Avenue, Suite 1100

Dallas, Texas 75201

Attention: Robert B. Little, Esq.

Email: RLittle@gibsondunn.com

If to the Transfer Agent, to:

American Stock Transfer & Trust Company, LLC

6201 15th Avenue

Brooklyn, New York 11219

Attention: Corporate Trust Department

Email:

with a copy to (which shall not constitute notice):

American Stock Transfer & Trust Company, LLC

48 Wall Street, 22nd Floor

New York, New York 10005

Attn: Legal Department

Email: legalteamAST@amstock.com

Any party hereto may notify any other party hereto of any changes to the address or any of the other details specified in this paragraph; provided, that such notification shall only be effective on the date specified in such notice or five (5) Business Days after the notice is given, whichever is later. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

Section 10.2 Counterparts. This Agreement may be executed in one or more counterparts each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or portable document format (PDF) shall be as effective as delivery of a manually executed counterpart of any such Agreement.

Section 10.3 Entire Agreement. This Agreement and the Exhibits hereto constitute the entire agreement and supersedes the TRA Term Sheet and all other prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof. Except as otherwise expressly provided herein, in the case of any conflict between the terms of this Agreement and the terms of any other agreement or the TRA Term Sheet, the terms of this Agreement shall control. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person, other than the parties hereto and the Holders, any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 10.4 Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York, without regard to the conflicts of laws principles thereof that would mandate the application of the laws of another jurisdiction.

Section 10.5 Severability. If any provision of this Agreement or the application of any such provision to any Person or circumstance shall be declared judicially to be invalid, unenforceable or void, such decision shall not have the effect of invalidating or voiding the remainder of this Agreement, it being the intent and agreement of the parties hereto that this Agreement shall be deemed amended by modifying such provision to the extent necessary to render it valid, legal, and enforceable to the maximum extent permitted while preserving its intent or, if such modification is not possible, by substituting therefor another provision that is valid, legal, and enforceable and that achieves the original intent of the parties hereto.

Section 10.6 Amendments; Waivers.

(a) Amendments Without Consent of Holders.

(i) Without the consent of any Holders or the Transfer Agent, the Company, when authorized by a Board Resolution, at any time and from time to time, may enter into one or more amendments hereto or to the TRA Rights, to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein as provided in Section 10.7.

(ii) Without the consent of any Holders, the Company and the Transfer Agent, at any time and from time to time, may enter into one or more amendments hereto or to the TRA Rights, for any of the following purposes:

(1) to evidence the succession of another Person to the Company, and the assumption by any such successor of the covenants of the Company herein and in the TRA Rights;

(2) to add to the covenants of Company such further covenants, restrictions, conditions or provisions as its Board of Directors and the Transfer Agent shall consider to be for the protection of the Holders, and to make the occurrence, or the occurrence and continuance, of a breach of any such additional covenants, restrictions, conditions or provisions a Material Breach permitting the enforcement of all or any of the several remedies provided in this Agreement as herein set forth; provided, that in respect of any such additional covenant, restriction, condition or provision, such amendment may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such a Material Breach or may limit the remedies available to the Transfer Agent upon such a Material Breach or may limit the right of the Acting Holders to waive such a Material Breach;

(3) to cure any ambiguity, or to correct or supplement any provision herein or in the TRA Rights which may be defective or inconsistent with any other provision herein; provided, that such amendment shall not adversely affect the interests of the Holders in any material respect;

(4) to make any other provisions with respect to matters or questions arising under this Agreement; provided, that such amendment shall not adversely affect the interests of the Holders in any material respect;

(5) (x) if required under applicable law or regulation, including to make any changes necessary to conform to the Trust Indenture Act of 1939 or (y) following the registration of the resale of any of the TRA Rights under the Securities Act to remove any of the transfer restrictions described in Article VI or the TRA Rights as determined by the Company to be no longer necessary to maintain compliance with the Securities Act; or

(6) to make any change that does not adversely affect the interests of the Holders.

Promptly following any amendment of this Agreement or the TRA Rights in accordance with this Section 10.6, the Transfer Agent shall notify the Holders of such amendment; provided, that any failure so to notify the Holders shall not affect the validity of such amendment.

(b) Amendments with Consent of Holders. With the consent of the Majority of the Holders, such consent delivered to the Company or the Transfer Agent, the Company (when authorized by a Board Resolution), at any time and from time to time, may enter into one or more amendments hereto or to the TRA Rights for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or the TRA Rights or of modifying in any manner the rights of the Holders under this Agreement or the TRA Rights (including Section 3.3 and the definitions used therein (prior to the occurrence of such Change of Control) and Section 5.8 and the definitions used therein); provided, however, that no such amendment shall, without the consent of the Holder of each Outstanding TRA Right affected thereby:

(i) modify in a manner adverse to the Holders (A) any provision contained herein with respect to the termination of this Agreement or the TRA Rights, or (B) the amount of any payment to be made to the Holders pursuant to this Agreement, or otherwise extend (or have the effect of extending) the time for payment of the amounts payable in respect of the TRA Rights or reduce (or have the effect of reducing) the amounts payable in respect of the TRA Rights (except as provided above with respect to Section 3.3, Section 5.8 and the definitions used therein);

(ii) reduce the number of TRA Rights, the consent of whose Holders is required for any such amendment; or

(iii) modify any of the provisions of this Section 10.6, except to increase the percentage of Holders from whom consent is required or to provide that certain other provisions of this Agreement cannot be modified or waived without the consent of the Holder of each TRA Right affected thereby.

It shall not be necessary for any act of Holders under this Section 10.6 to approve the particular form of any proposed amendment, but it shall be sufficient if such act shall approve the substance thereof.

(c) Execution of Amendments. In executing any amendment permitted by this Section 10.6, the Transfer Agent (subject to Section 7.1) shall be fully protected in relying upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Transfer Agent shall execute any amendment authorized pursuant to this Section 10.6 if the amendment does not adversely affect the Transfer Agent’s own rights, duties or immunities under this Agreement or otherwise. Otherwise, the Transfer Agent may, but need not, execute such amendment.

(d) Effect of Amendments; Notice to Holders.

(i) Upon the execution of any amendment under this Section 10.6, this Agreement and the TRA Rights shall be modified in accordance therewith, and such amendment shall form a part of this Agreement and the TRA Rights for all purposes; and every Holder of TRA Rights theretofore or thereafter authenticated, as applicable, and delivered hereunder shall be bound thereby.

(ii) Promptly after the execution by the Company and the Transfer Agent of any amendment pursuant to the provisions of this Section 10.6, the Company shall notify the Transfer Agent of the general terms of such amendment. Any failure of the Company to notify the Transfer Agent, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment. Upon the execution of any amendment under this Section 10.6, this Agreement and the TRA Rights shall be modified in accordance therewith, and such amendment shall form a part of this Agreement and the TRA Rights for all purposes; and every Holder of TRA Rights theretofore or thereafter authenticated, as applicable, and delivered hereunder shall be bound thereby.

(e) Reference in TRA Rights to Amendments. If an amendment changes the terms of a TRA Right, the Transfer Agent may require the Holder of the TRA Right to deliver any certificate representing such TRA Right to the Transfer Agent. Global Securities authenticated and delivered after the execution of any amendment pursuant to this Section 10.6 may, and shall if required by the Transfer Agent, bear a notation in form approved by the Transfer Agent as to any matter provided for in such amendment. If the Company shall so determine, new certificates representing the TRA Rights so modified as to conform, in the opinion of the Transfer Agent and the Board of Directors, to any such amendment may be prepared and executed by Company, as applicable, and authenticated, as applicable, and delivered by the Transfer Agent in exchange for Outstanding TRA Rights. Failure to make the appropriate notation or to issue a new TRA Right shall not affect the validity of such amendment.

(f) No provision of this Agreement may be waived unless such waiver is in writing and signed by the party against whom the waiver is to be effective.

Section 10.7 Successors; Assignment.

(a) All of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the parties hereto and their respective successors, assigns, heirs, executors, administrators and legal representatives. The Company may assign this Agreement only with the prior written consent of the Transfer Agent and the Majority of the Holders; provided, that such consent shall not be necessary if (i) the assignee is a direct or indirect wholly owned Subsidiary of the Company and (ii) the Company remains subject to its obligations and covenants hereunder (including its obligation to make the TRA Payments).

(b) The Company covenants that it will not merge or consolidate with or into any other Person or sell or convey all or substantially all of its assets to any Person, unless, (i) the Company shall be the continuing Person, or the successor Person or the Person which acquires by sale or conveyance substantially all the assets of the Company (including the shares of the Company) shall be a Person organized under the laws of the U.S. or any state thereof and shall expressly assume by an instrument supplemental hereto, executed and delivered to the Transfer Agent, in form reasonably satisfactory to the Transfer Agent, the due and punctual payment of the TRA Rights, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Agreement to be performed or observed by the Company, and (ii) the Company, or such successor Person, as the case may be, shall not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance of any such covenant or condition. The Transfer Agent shall receive an Officer’s Certificate and Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale or conveyance, and any such assumption, and any such liquidation or dissolution, complies with the applicable provisions of this Agreement. Upon the sale or conveyance of substantially all the assets of the Company in accordance with this Section 10.7(b), the successor Person or Persons into which the Company is merged or to which such sale or conveyance is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Agreement with the same effect as if such Person had been named as the Company herein, and the Company shall be discharged from all obligations under this Agreement and the TRA Rights and may be liquidated and dissolved.

If an amendment changes the terms of a TRA Right, the Transfer Agent may require the Holder of such TRA Right to deliver it to the Transfer Agent. Global Securities authenticated and delivered after the execution of any amendment pursuant to this Section 10.6 may, and shall if required by the Transfer Agent, bear a notation in form approved by the Transfer Agent as to any matter provided for in such amendment. If the Company shall so determine, new TRA Rights so modified as to conform, in the opinion of the Transfer Agent and the Board, to any such amendment may be prepared and executed by Company, as applicable, and authenticated, as applicable, and delivered by the Transfer Agent in exchange for TRA Rights. Failure to make the appropriate notation or to issue a new TRA Right shall not affect the validity of such amendment.

Section 10.8 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

Section 10.9 Withholding. The Transfer Agent shall not deduct or withhold from any payment payable pursuant to this Agreement. The Company (by itself or through the Transfer Agent) shall be entitled to deduct and withhold from any payment payable pursuant to this Agreement such amounts as the Company is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state or local tax law. To the extent that amounts are so withheld and paid over to the appropriate Taxing Authority by the Company, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Holders. The Company (through the Transfer Agent) shall provide evidence of such payment to the Holders to the extent that such evidence is available.

Section 10.10 Affiliated Corporations; Admission of the Company into a Consolidated Group; Transfers of Corporate Assets.

(a) If the Company is or becomes a member of an affiliated or consolidated group of corporations that files a consolidated income tax return pursuant to Sections 1501 et seq. of the Code (other than if the Company becomes a member of such a group as a result of a Change of Control, in which case the provisions of Section 3.3 shall control), then: (i) the provisions of this Agreement shall be applied with respect to the group as a whole; and (ii) TRA Payments shall be computed with reference to the consolidated taxable income of the group as a whole.

(b) If any entity that is obligated to make a TRA Payment hereunder transfers one or more assets to a corporation (or a Person taxable as a corporation for U.S. income tax purposes) with which such entity does not file a consolidated tax return pursuant to Section 1501 of the Code or any corresponding provisions of state or local law, such entity, for purposes of calculating the amount of any TRA Payment (e.g., calculating the gross income of the entity and determining the Realized Tax Benefit of such entity) due hereunder, shall be treated as having disposed of such asset in a fully taxable transaction on the date of such transfer. The consideration deemed to be received by such entity shall be equal to the fair market value of the contributed asset. For purposes of this Section 10.10, a transfer of a partnership interest shall be treated as a transfer of the transferring partner’s share of each of the assets and liabilities of that partnership.

Section 10.11 Interpretation. The parties hereto have participated jointly in the negotiation and drafting of this Agreement, and in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provisions of this Agreement.

Section 10.12 Compliance and Opinions.

(a) Upon any application or request by the Company to the Transfer Agent to take any action under any provision of this Agreement, the Company shall furnish to the Transfer Agent an Officer’s Certificate stating that, in the opinion of the signor, all conditions precedent, if any, provided for in this Agreement relating to the proposed action have been complied with and an Opinion of Counsel stating, subject to customary exceptions, that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Agreement relating to such particular application or request, no additional certificate or opinion need be furnished.

(b) Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Agreement shall include: (i) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto; (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (iii) a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (iv) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 10.13 Form of Documents Delivered to Transfer Agent.

(a) In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

(b) Any certificate or opinion of an Officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer or Officers of the Company stating that the information with respect to such factual matters is in the possession of the Company.

(c) Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Agreement, they may, but need not, be consolidated and form one instrument.

Section 10.14 Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Transfer Agent and, where it is hereby expressly required, to the Company. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and (subject to Section 7.1) conclusive in favor of the Transfer Agent and the Company, if made in the manner provided in this Section 10.14. The Company may set a record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this Agreement, which date shall be, and shall be announced, no greater than sixty (60) and no less than ten (10) days prior to the date of such vote or consent to any action by vote or consent authorized or permitted under this Agreement.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any reasonable manner which the Transfer Agent deems sufficient.

(c) The ownership of TRA Rights shall be proved by the Transfer Agent. The Company shall not be affected by any notice to the contrary.

(d) At any time prior to (but not after) the evidencing to the Transfer Agent, as provided in this Section 10.14, of the taking of any action by the Holders specified in this Agreement in connection with such action, any Holder of a TRA Right the serial number of which is shown by the evidence to be included among the serial numbers of the TRA Rights the Holders of which have consented to such action may, by filing written notice at the office of the Transfer Agent and upon proof of holding as provided in this Section 10.14, revoke such action so far as concerns such TRA Right. Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any TRA Right shall bind every future Holder of the same TRA Right or the Holder of every TRA Right issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, suffered or omitted to be done by the Transfer Agent or the Company in reliance thereon, whether or not notation of such action is made upon such TRA Right.

Section 10.15 Notice to Holders; Waiver. Where this Agreement provides for notice to Holders, such notice shall be sufficiently given if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at such Holder’s address as it appears in the Security Register or delivered to the Transfer Agent who will promptly transmit such notice to the Depositary in accordance with its procedures, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed, to any particular Holder, shall affect the sufficiency of such notice with respect to other Holders. Where this Agreement provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Transfer Agent, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver

Section 10.16 No Recourse Against Others. A director, officer or employee, as such, of the Company or the Transfer Agent shall not have any liability for any obligations of the Company or the Transfer Agent under the TRA Rights or this Agreement or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a TRA Right each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the TRA Rights.

Section 10.17 Certain Purchases and Sales. Nothing contained herein shall prohibit the Company or any of its Subsidiaries or Affiliates from acquiring TRA Rights in open market transactions, private transactions or otherwise; provided, that the Company shall disclose the number of TRA Rights it has acquired during any quarterly or annual period in the applicable quarterly or annual report for such period provided pursuant to Section 5.4.

Section 10.18 No Incorporation by Reference of Trust Indenture Act. This Agreement is not qualified under the Trust Indenture Act, and the Trust Indenture Act shall not apply to or in any way govern the terms of this Agreement. As a result, no provisions of the Trust Indenture Act are incorporated into this Agreement unless expressly incorporated pursuant to this Agreement.

Section 10.19 Effective Time. This Agreement shall become effective at the Effective Time.

[Signature page follows]

IN WITNESS WHEREOF, the Company and the Transfer Agent have duly executed this Agreement as of the date first written above.

TEX ENERGY LLC

By:	/s/ David D. Faranetta
Name:	David D. Faranetta
Title:	Senior Vice President and Treasurer

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, as Transfer Agent

By:	/s/ Michael A. Nespoli
Name:	Michael A. Nespoli
Title:	Executive Director

[Signature Page to Tax Receivable Agreement]

EXHIBIT A

[FORM OF GLOBAL SECURITY]

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE TAX RECEIVABLE AGREEMENT (THE “AGREEMENT”) HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE AGREEMENT, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE AGREEMENT.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR DIRECT REGISTRATION SECURITIES, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

[Restricted TRA Rights Legend]

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT: (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS AN “ACCREDITED INVESTOR” (WITHIN THE MEANING OF RULE 501(a) OF THE SECURITIES ACT) (OR, WITH RESPECT TO ANY HOLDER WHO ACQUIRES THIS SECURITY OR AN INTEREST THEREIN FROM AN INITIAL

HOLDER (AS DEFINED IN THE TAX RECEIVABLE AGREEMENT), AN “INSTITUTIONAL ACCREDITED INVESTOR” (WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF THE SECURITIES ACT)), OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL “ACCREDITED INVESTOR” (WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF THE SECURITIES ACT) WHO DELIVERS A CERTIFICATE TO THE COMPANY AND THE TRANSFER AGENT IN THE FORM ATTACHED AS EXHIBIT C TO THE TAX RECEIVABLE AGREEMENT IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 903 OR RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT FOLLOWING THE REGISTRATION OF THE RESALE OF ANY OF THE SECURITIES UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE SECURITY REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.”

[Restricted Securities Legend for TRA Rights Offered in Reliance on Regulation S]

“BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON, NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON, AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.”

[Restricted Legend for Direct Registration Securities during the

Initial Holder Restricted Period]

THE TRA RIGHTS REPRESENTED BY THIS SECURITY ARE ALSO SUBJECT TO THE TRANSFER RESTRICTIONS IN THE TAX RECEIVABLE AGREEMENT BY AND BETWEEN TEX ENERGY LLC (THE “COMPANY”) AND AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, AS TRANSFER AGENT. THE TAX RECEIVABLE AGREEMENT RESTRICTS THE TRANSFER, SALE OR OTHER DISPOSITION OF THE TRA RIGHTS (AND ANY INTEREST THEREIN) DURING THE INITIAL HOLDER RESTRICTED PERIOD (AS DEFINED IN THE TAX RECEIVABLE

AGREEMENT), SUBJECT TO THE SPECIFIED EXCEPTIONS IN THE TAX RECEIVABLE AGREEMENT. BY ITS ACQUISITION HEREOF, THE HOLDER AGREES THAT IT WILL COMPLY WITH ALL OF THE TRANSFER RESTRICTIONS IN THE TAX RECEIVABLE AGREEMENT DURING THE INITIAL HOLDER RESTRICTED PERIOD. ANY TRANSFER, SALE OR OTHER DISPOSITION OF THE TRA RIGHTS ( OR ANY INTEREST THEREIN) IN VIOLATION OF SUCH RESTRICTIONS SHALL BE DEEMED VOID AB INITIO AND THE COMPANY AND THE TRANSFER AGENT SHALL NOT RECOGNIZE ANY SUCH TRANSFER, SALE OR OTHER DISPOSITION.

TEX Energy LLC

No.	Certificate for	TRA Rights

CUSIP	872261 110

This certifies that Cede & Co., or registered assigns (the “Holder”), is the registered holder of the number of TRA Rights (“TRA Rights”) set forth above. Each TRA Right entitles the Holder, subject to the provisions contained herein and in the Agreement referred to on the reverse hereof, to payments from TEX Energy LLC, a Delaware corporation (the “Company”), in amounts and in the forms determined pursuant to the provisions set forth on the reverse hereof and as more fully described in the Agreement referred to on the reverse hereof.

Payment of any amounts pursuant to this TRA Right certificate shall be made only to the registered Holder (as defined in the Agreement) of this TRA Right certificate. Such payment shall be made in [    ], or at any other office or agency maintained by the Company, through the Transfer Agent referred to on the reverse hereof for such purpose, in such coin or currency of the United States of America as at the time is legal tender for the payment of public and private debts; provided, however, that the Company may pay such amounts by wire transfer or check payable in such money.

No Holder of this TRA Right certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of common stock or any other securities of the Company, nor shall anything contained in the Agreement or herein be construed to confer upon the Holders hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to the stockholders at any meeting thereof, or to give or withhold any consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Agreement), or to receive dividends or subscription rights.

Reference is hereby made to the further provisions of this TRA Right set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been duly executed by the Transfer Agent referred to on the reverse hereof by manual signature, this TRA Right certificate shall not be entitled to any benefit under the Agreement, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

TEX Energy LLC

By:

Name:

Title:

[Form of Reverse of TRA Right certificate]

1.	Incorporated Terms. This TRA Right certificate is issued under and in accordance with the Tax Receivable Agreement, dated as of October 3, 2016 (the “Agreement”), between the Company and American Stock Transfer & Trust Company, LLC, a New York limited liability trust company, as Transfer Agent (the “Transfer Agent,” which term includes any successor Transfer Agent under the Agreement), and is subject to the terms and provisions contained in the Agreement, to all of which terms and provisions the Holder of this TRA Right certificate consents by acceptance hereof. The Agreement is hereby incorporated herein by reference and made a part hereof. Reference is hereby made to the Agreement for a full statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Transfer Agent and the Holders. All capitalized terms used in this TRA Right certificate without definition shall have the respective meanings ascribed to them in the Agreement. Copies of the Agreement can be obtained by contacting the Transfer Agent. By acceptance of the TRA Right certificate, the Holder consents to all the terms and provisions hereof including the terms and provisions of the Agreement incorporated by reference herein.

2.	Payment. The Company (which shall include any successor thereto in accordance with the Agreement) promises to pay to the Holder hereof, for each TRA Right represented hereby, its proportionate share of each TRA Payment at the times and in the manner set forth in the Agreement.

3.	Method of Payment. The Company shall deposit each TRA Payment with the Transfer Agent by wire transfer of immediately available funds to a bank account of the Transfer Agent previously designated by the Transfer Agent to the Company. The Transfer Agent shall thereafter promptly forward a proportionate amount of such TRA Payment to each record Holder (including the Depositary, as applicable) entitled to receive such pursuant to this Agreement.

4.	Conflicts. In the event of any conflict between this TRA Right certificate and the Agreement, the Agreement shall govern and prevail.

5.	Currency of Payment. The TRA Payments, if any, and interest thereon, if any, shall be payable by the Company in such coin or currency of the United States of America as at the time is legal tender for the payment of public and private debts; provided, however, that the Company may pay such amounts by its check or wire transfer payable in such money.

6.	Obligation to Pay Unconditional. No reference herein to the Agreement and no provision of this TRA Right certificate or of the Agreement shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay any amounts determined pursuant to the terms hereof and of the Agreement at the times, place and amount, and in the manner, herein prescribed.

7.	Transfer Agent Office. As provided in the Agreement and subject to certain limitations therein set forth, the transfer of the TRA Rights represented by this TRA Right certificate is registrable on the Security Register, upon surrender of this TRA Right certificate for registration of transfer at the office or agency of the Company maintained, through the Transfer Agent, for such purpose in New York, New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new TRA Right certificates or Direct Registration Securities, for the same amount of TRA Rights, will be issued to the designated transferee or transferees. The Company hereby initially designates the office of the Transfer Agent at New York, New York as the office for registration of transfer of this TRA Right certificate.

8.	Transfer and Exchange. As provided in the Agreement and subject to certain limitations therein set forth, this TRA Right certificate is exchangeable for one or more TRA certificates or Direct Registration Securities representing the same number of TRA Rights as represented by this TRA Right certificate as requested by the Holder surrendering the same.

9.	Service Charge. No service charge will be made for any registration of transfer or exchange of TRA Rights, but the Company may require payment of a sum sufficient to cover all documentary, stamp or similar issue or transfer taxes or other governmental charges payable in connection with any registration of transfer or exchange, other than exchanges pursuant to Section 10.7(b) of the Agreement.

10.	Registered Holder Deemed Owner. Prior to the time of due presentment of this TRA Right certificate for registration of transfer, the Company, the Transfer Agent and any agent of the Company or the Transfer Agent may treat the Person in whose name this TRA Right certificate is registered as the owner hereof for all purposes, and neither the Company, the Transfer Agent nor any agent shall be affected by notice to the contrary.

11.	Amendment, Supplement, Waiver. The Company and the Transfer Agent may, without the consent of the Holder, amend, waive or supplement the Agreement or this certificate for certain specified purposes as set forth in the Agreement, including among other things the curing of ambiguities, defects or inconsistencies, or making any other changes that does not adversely affect the interests of the Holders. In addition, as set forth in the Agreement, certain other amendments may be made with the consent of the Majority of the Holders.

12.	Successors. When a successor assumes all the obligations of its predecessor under the Agreement and the TRA Rights in compliance with Section 10.7 of the Agreement, the predecessor Company will be released from such obligations.

13.	Defaults and Remedies. A Material Breach is defined in the Agreement. Holders may not enforce the TRA Rights or the Agreement except as provided in the Agreement. The Transfer Agent may require reasonable indemnity to it before it enforces the TRA Rights or the Agreement.

14.	Governing Law. The Agreement and this TRA Rights certificate shall be governed by and construed in accordance with the Laws of the State of New York.

15.	Other. Neither the Company nor the Transfer Agent has any duty or obligation to the holder of this TRA Right certificate, except as expressly set forth herein or in the Agreement.

TRANSFER AGENT’S CERTIFICATE OF AUTHENTICATION

This is one of the Global Securities referred to in the within-mentioned Agreement.

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC

Dated:	By
Authorized Signatory

[TO BE ATTACHED TO GLOBAL SECURITY]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The initial number of TRA Rights represented by this Global Security is                     . The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in aggregate number of TRA Rights represented by this Global Security	Amount of increase in aggregate number of TRA Rights represented by this Global Security	Number following such decrease or increase	Signature of authorized signatory of Transfer Agent

EXHIBIT B

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR

REGISTRATION OF TRANSFER OF TRA RIGHTS

This certificate relates to                      TRA Rights (check applicable space)                      held in the Direct Registration System or                      held in a Global Security by the undersigned.

1.	The Transferor owns and proposes to transfer or exchange:

[CHECK ONE OF (a) OR (b)]

(a)	☐ a beneficial interest in the:

(i)	☐ Rule 144A Global Security that is a Transfer Restricted Global Security (CUSIP ), or

(ii)	☐ IAI Global Security that is a Transfer Restricted Global Security (CUSIP ), or

(iii)	☐ Regulation S Global Security that is a Transfer Restricted Global Security (CUSIP ), or

(b)	☐ a Transfer Restricted Direct Registration Security.

2. The Transferor, by written order, has requested the Transfer Agent deliver the following, which the Transferee will hold after such transfer or exchange:

(a)	☐ a beneficial interest in the:

(i)	☐ Rule 144A Global Security that is a Transfer Restricted (CUSIP ), or

(ii)	☐ IAI Global Security that is a Transfer Restricted (CUSIP ), or

(iii)	☐ Regulation S Global Security that is a Transfer Restricted (CUSIP ), or

(iv)	☐ an Unrestricted Global Security (CUSIP ), or

(b)	☐ a Transfer Restricted Direct Registration Security, or

(c)	☐ an Unrestricted Direct Registration Security,

in accordance with the terms of the TRA.

In connection with any transfer or exchange of any of the TRA Rights evidenced by this certificate, the undersigned confirms that such TRA Rights are being transferred or exchanged in accordance with its terms:

1. ☐ Check if Transferee will take delivery of a beneficial interest in the 144A Global Security or a Direct Registration Security Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Direct Registration Security is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Direct Registration Security for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A (a “QIB”) in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any State of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the TRA, the transferred beneficial interest or Direct Registration Security will be subject to the restrictions on transfer enumerated in the Restricted Securities Legend applicable to the Rule 144A Global Security and/or the Direct Registration Security and in the TRA and the Securities Act.

2. ☐ Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Security or a Direct Registration Security pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (y) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (z) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed Transfer is being made prior to the expiration of the Restricted Period, the Transfer is not being made to a U.S. Person (as such is defined in Regulation S) or for the account or benefit of a U.S. Person (other than an initial purchaser of the Securities). Upon consummation of the proposed Transfer in accordance with the terms of the TRA, the transferred beneficial interest or Direct Registration Security will be subject to the restrictions on transfer enumerated in the Restricted Securities Legend applicable to the Regulation S Global Security and/or the Direct Registration Security and in the TRA and the Securities Act.

3. ☐ Check if Transferee is an institutional accredited investor who will take delivery of a beneficial interest in the IAI Global Security or a Direct Registration Security in their capacity as an IAI. The Transfer is being effected inside the United States pursuant to and in accordance Section 4(a)(2) of the Securities Act to an “institutional accredited investor” (within the meaning of Rule 501(a)(1), (2), (3) and (7) of the Securities Act) that is not also a qualified institutional buyer, that purchases for its own account or for the account of an institutional accredited investors to whom notice is given that such transfer is being made in reliance on an exemption from the registration requirements of the Securities Act and that has furnished to the Company and the Transfer Agent a signed letter containing certain representations and agreements in the form of Exhibit C to the Tax Receivable Agreement. Upon consummation of the proposed Transfer in accordance with the terms of the TRA, the transferred beneficial interest or Direct Registration Security will be subject to the restrictions on transfer enumerated in the Restricted Securities Legend applicable to the IAI Global Security and/or the Direct Registration Security and in the TRA and the Securities Act.

4. ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Security or of an Unrestricted Direct Registration Security in circumstances other than those set forth above.

(a) ☐ Check if Transfer is to the Company or a Subsidiary thereof. Such Transfer is being effected to the Company or a subsidiary thereof.

(b) ☐ Check if Transfer is pursuant to an Effective Registration Statement. Such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

(c) ☐ Check if Transfer is pursuant to Rule 144 and following registration under the Securities Act. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act, at a time after registration of any of the TRA Rights under the Securities Act, and in compliance with the transfer restrictions contained in the TRA and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the TRA and the Restricted Securities Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the TRA, the transferred beneficial interest or Direct Registration Security will no longer be subject to the restrictions on transfer enumerated in the Restricted Securities Legend applicable to the Restricted Global Securities, on Restricted Direct Registration Securities and in the TRA and the Securities Act.

(d) ☐ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the TRA and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the TRA and the Restricted Securities Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the TRA, the transferred beneficial interest or Direct Registration Security will no longer be subject to the restrictions on transfer enumerated in the Restricted Securities Legend applicable to the Restricted Global Securities, on Restricted Direct Registration Securities and in the TRA and the Securities Act.

(e) ☐ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the TRA and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the TRA and the Restricted Securities Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the TRA, the transferred beneficial interest or Direct Registration Security will not be subject to the restrictions on transfer enumerated in the Restricted Securities Legend applicable to the Restricted Global Securities or Restricted Direct Registration Securities and in the TRA.

5. ☐ Check if the undersigned is transferring to the Security Registrar for registration in the name of the holder or beneficial owner of an interest in a Global Holder, without transfer.

Unless one of the boxes is checked, the Transfer Agent will refuse to register any of the TRA Rights evidenced by this certificate in the name of any Person other than the registered holder thereof; provided, however, that to the extent set forth in the TRA, the Company or the Transfer Agent may require, prior to registering any such transfer of the TRA Rights, such legal opinions, certifications and other information as the Company or the Transfer Agent have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this TRA Right.

Signature Guarantee:

Date:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Transfer Agent	Signature of Signature Guarantee

TO BE COMPLETED BY PURCHASER IF (1) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this TRA Right for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:
NOTICE: To be executed by an executive officer

EXHIBIT C

[FORM OF TRANSFEREE LETTER OF REPRESENTATION]

TRANSFEREE LETTER OF REPRESENTATION

[TEX ENERGY LLC]

[c/o [    ]

Attention: [    ]]

Ladies and Gentlemen:

This certificate is delivered to request a transfer of [            ] rights (the “TRA Rights”) under the Tax Receivable Agreement entered into by and between TEX Energy LLC, a Delaware limited liability company (collectively with its successors and assigns, the “Company”), and American Stock Transfer & Trust Company, LLC, a New York limited liability trust company, as transfer agent.

Upon transfer, the TRA Rights would be registered in the name of the new beneficial owner as follows:

Name:

Address:

Taxpayer ID Number:

The undersigned represents and warrants to you that:

1. We are an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)), who is not also a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act), purchasing for our own account or for the account of such an institutional “accredited investor” TRA Rights with a purchase price of at least $100,000, and we are acquiring the TRA Rights not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the TRA Rights, and we invest in or purchase securities similar to the TRA Rights in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

2. We understand that the TRA Rights have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing TRA Rights to offer, sell or otherwise transfer such TRA Rights only (a) to the Company or any subsidiary thereof, (b) in the United States to a person whom we reasonably believe is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144(A), (c) in the United States to a person who is

C-1

an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act) in reliance upon an exemption from registration under the Securities Act, (d) outside the United States in an offshore transaction in accordance with Rule 903 or Rule 904 of Regulation S under the Securities Act, (e) pursuant to the exemption from registration under the Securities Act pursuant to Rule 144 thereunder (if applicable) following the registration of the resale of any of the TRA Rights under the Securities Act, or (f) pursuant to an effective registration statement under the Securities Act, in each of cases (a) through (f) in accordance with any applicable securities laws of any state of the United States. In addition, we will, and each subsequent holder is required to, notify any purchaser of the TRA Right evidenced hereby of the resale restrictions set forth above. If any resale or other transfer of the TRA Rights is proposed to be made to an institutional “accredited investor”, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Transfer Agent, which shall provide, among other things, that the transferee is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such TRA Rights for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Transfer Agent reserve the right prior to the offer, sale or other transfer pursuant to clause 2(c), 2(d) and (e) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Company and the Transfer Agent.

Dated:

TRANSFEREE: ,

By:

C-2

EXHIBIT D

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR

REGISTRATION OF TRANSFER OF TRA RIGHTS DURING THE INITIAL HOLDER

RESTRICTED PERIOD

This certificate relates to the transfer of [            ]1 TRA Rights held in the Direct Registration System by the [            ] (the “Transferor”) to [            ] (the “Transferee”).

In connection with such transfer, the Transferor confirms that such TRA Rights are being transferred or exchanged in accordance with the transfer restrictions set forth in the Tax Receivable Agreement (the “Tax Receivable Agreement”) by and between TEX Energy LLC and American Stock Transfer & Trust Company, LLC (including Section 6.2(e)(iii) thereof).

CHECK ONE BOX BELOW

The Transferee is:

(1)	☐	An Affiliate of the Transferor or any investment fund, fund or account that is advised, managed or controlled by the Transferor or its Affiliates;

(2)	☐	The successor entity to the Transferor;

(3)	☐	Another Initial Holder;

(4)	☐	A third party lender (or an agent thereof) that acquires the TRA Rights upon the foreclosure of a security interest granted to secure a bona fide loan or other financing;

(5)	☐	The Company or a subsidiary thereof;

(6)	☐	If the Transferor is an individual, an immediate family member of the Transferor or a trust, limited liability company, partnership or corporation for the direct or indirect benefit of the Transferor or the immediate family of the Transferor;

(7)	☐	If the Transferor is an individual, the estate of such Transferor, a beneficiary of such estate or a beneficiary of such Transferor pursuant to a trust, will or other testamentary document or applicable laws of descent; or

(8)	☐	Any other Person that the Company has approved of in writing

[1]	Insert amount of TRA Rights to be transferred.

D-1

Transferor:

Name:

Date:	Your Signature:

Sign exactly as your name appears on the other side of this TRA Right.

Signature Guarantee (of Transferor):

Date:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Transfer Agent	Signature of Signature Guarantee

If the Transferee is not an Initial Holder, it must provide the information set forth below and sign and deliver this certificate to the Company and the Transfer Agent.

By its execution of this certificate, the Transferee hereby agrees to be bound by all of the terms of the Tax Receivable Agreement and the TRA Rights applicable to Holders and Initial Holders (including Section 6.2.(e)(iii) of the Tax Receivable Agreement).

Transferee:

Name:

Date:	Your Signature:

Signature Guarantee (of Transferee):

Date:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Transfer Agent	Signature of Signature Guarantee

D-2

EXHIBIT E

[FORM OF ACCOUNTANT ATTESTATION]

[Letterhead of Accountant]

[Payment Date]

TEX Energy LLC

ATTN: Chief Financial Officer

[Address]

Dear Chief Financial Officer:

Reference is made to the Tax Receivable Agreement, dated as of October 3, 2016, entered into by and between TEX Energy LLC, a Delaware limited liability company (the “Company”) and American Stock Transfer & Trust Company, LLC, a New York limited liability trust company, as Transfer Agent (the “Agreement”). Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Agreement.

We have examined the Company’s assertion, included in the accompanying Management Report, that the Company properly computed the [Annual Tax Payment for the [    ] Subject Taxable Year in accordance with Section 2.1 of the Agreement] / [Additional Tax Payment for the [    ] Subject Taxable Year in accordance with Section 2.2] of the Agreement] / [Termination Payment in accordance with Section 3.2 of the Agreement] / [Termination Payment in respect of a Material Breach in accordance with Section 2.3 of the Agreement] / [Termination Payment in respect of a Change of Control in accordance with Section 3.3 of the Agreement]. The Company is responsible for its assertion. Our responsibility is to express an opinion on the Company’s assertion based on our examination.

Our examination was conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence about the Company’s calculation and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Company’s compliance with the Agreement.

In our opinion, the Company’s assertion that it calculated such TRA Payment in accordance with the provisions of the Agreement is fairly stated, in all material respects.

E-1

EXHIBIT F

[FORM OF DEFERRAL ATTESTATION]

[Letterhead of TEX Energy LLC]

[Payment Date]

[Transfer Agent]

[Address]

Dear Sir or Madam:

Reference is made to the Tax Receivable Agreement, dated as of October 3, 2016, entered into by and between TEX Energy LLC, a Delaware limited liability company (the “Company”) and American Stock Transfer & Trust Company, LLC, a New York limited liability trust company, as Transfer Agent (the “Agreement”). Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Agreement.

The [Annual Tax Payment for the [    ] Subject Taxable Year] / [Additional Tax Payment for the [    ] Subject Taxable Year] / [Termination Payment in accordance with Section 3.2 of the Agreement] / [Termination Payment in respect of a Material Breach] / [Termination Payment in respect of a Change of Control] of $[        ] is otherwise due and owing on the date hereof.

I hereby attest that [state specific facts that prevent payment].

In light of such facts, pursuant to Section 4.2(a) of the Agreement, the Company is deferring [all of] / [$[        ] of] such TRA Payment.

By:
Name:
Title:	[Authorized officer]

F-1